     As filed with the Securities and Exchange Commission on July 15, 1999.

                                      Registration Nos. [  ] 333-74195  33-46916
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                --------------
                                    Form S-3
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933
                                --------------
                        UNITED TECHNOLOGIES CORPORATION
             (Exact name of registrant as specified in its charter)
               Delaware                              06-0570975
   (State or other jurisdiction of       (I.R.S. Employer Identification No.)
    incorporation or organization)
                              One Financial Plaza
                          Hartford, Connecticut 06101
                                 (860) 728-7000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                --------------
                           William H. Trachsel, Esq.
              Senior Vice President, General Counsel and Secretary
                        United Technologies Corporation
                              One Financial Plaza
                          Hartford, Connecticut 06101
                                 (860) 728-7800
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                   Copies to:
          David Lopez, Esq.                     David B. Harms, Esq.
  Cleary, Gottlieb, Steen & Hamilton             Sullivan & Cromwell
          One Liberty Plaza                       125 Broad Street
       New York, New York 10006               New York, New York 10004
            (212) 225-2000                         (212) 558-4000
                                --------------
   Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]
                                --------------
                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
                                                      Proposed        Proposed
                                       Amount         maximum          maximum
Title of each class of securities       to be      offering price     aggregate          Amount of
        to be registered            registered(1)   per unit(2)   offering price(2) registration fee(3)
-------------------------------------------------------------------------------------------------------
    Debt Securities, Debt
     Warrants, Currency
     Warrants
     and Stock-Index
     Warrants..............        $400,000,000(4)    100%(2)       $400,000,000         $111,200
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------

(1) In United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies at the dates of issuance.
(2) Estimated solely for the purpose of calculating the registration fee.
(3) Pursuant to Rule 429 promulgated under the Securities Act of 1933, the amount of registration fees does not include $147,203 previously paid to the Commission relating to $71,050,000 of Debt Securities, Debt Warrants, Currency Warrants and Stock-Index Warrants previously registered pursuant to Registration Statement No. 33-46916, which remain unissued at the close of business on July 15, 1999, or $22,048 previously paid to the Commission relating to $528,950,000 of Debt Securities, Debt Warrants, Currency Warrants and Stock-Index Warrants previously registered pursuant to a Registration Statement on Form S-3, File No. 333-74195, which remain unissued at the close of business on July 15, 1999.
(4) Such amount represents the principal amount of any Debt Securities issued at their principal face amount, the issue price rather than the principal amount of any Debt Securities issued at an original issue discount, the issue price of any Debt Warrants, Currency Warrants and Stock-Index Warrants, and the exercise price of any Debt Securities issuable upon the exercise of Debt Warrants. Debt Warrants, Currency Warrants and Stock-Index Warrants may be sold separately or with Debt Securities or other Debt Warrants, Currency Warrants and Stock-Index Warrants. It is not practicable to determine the number of Debt Warrants, Currency Warrants and Stock-Index Warrants and the proposed maximum offering prices thereof at this time.
                                --------------

   This Registration Statement, which is a new Registration Statement, also constitutes Post-Effective Amendment No. 3 to Registration Statement No. 33-46916, which was declared effective on May 8, 1992, and Post Effective Amendment No. 1 to Registration Statement No. 333-74195, which was declared effective on April 16, 1999. Such Post-Effective Amendments shall hereafter become effective concurrently with the effectiveness of this Registration Statement and in accordance with Section 8(c) of the Securities Act of 1933. Pursuant to Rule 429 under the Securities Act of 1933, the prospectus and prospectus supplement filed as part of this Registration Statement also constitute a prospectus and prospectus supplement for Registration Statement No. 33-46916 and Registration Statement No. 333-74195; the $71,050,000 of Debt Securities, Debt Warrants, Currency Warrants and Stock-Index Warrants remaining unsold from Registration Statement No. 33-46916 and the $528,950,000 aggregate amount of Debt Securities, Debt Warrants, Currency Warrants and Stock-Index Warrants remaining unsold from Registration Statement No. 333-74195 will be combined with the $400,000,000 aggregate amount of Debt Securities, Debt Warrants, Currency Warrants and Stock-Index Warrants to be registered pursuant to this Registration Statement to enable United Technologies Corporation to offer an aggregate amount of $1,000,000,000 of securities pursuant to the combined prospectus and prospectus supplement.

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

    This Registration Statement contains (i) a Prospectus, consisting of a cover page and numbered pages 1 through 32, relating to debt securities, debt warrants, currency warrants and stock-index warrants of United Technologies Corporation having an aggregate initial public offering price or purchase price of up to U.S. $1,000,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies and (ii) a Prospectus Supplement, consisting of a cover page, numbered pages S-1 through S-35 and a back cover page, relating to the possible offering by United Technologies Corporation, after the effectiveness of this Registration Statement, of such debt securities as Medium-Term Notes having an aggregate initial public offering price or purchase price of up to U.S. $1,000,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies. In the event that any such Medium-Term Notes are offered and sold, pricing information and certain other matters with respect thereto will be included in one or more pricing supplements filed in accordance with the rules and regulations of the Securities and Exchange Commission.

    United Technologies Corporation may increase or decrease the initial public offering price or purchase price of Medium-Term Notes that may be offered pursuant to the Prospectus Supplement contained in this Registration Statement or otherwise modify the Medium-Term Note program described therein. Upon any material change in the Medium-Term Note program, United Technologies Corporation will file an additional Prospectus Supplement or Prospectus Supplements describing such change in accordance with the rules and regulations of the Securities and Exchange Commission. United Technologies Corporation also may offer additional debt securities in other series, as well as debt warrants, currency warrants and stock-index warrants, pursuant to the Prospectus contained in this Registration Statement. Upon any public offering or sale of any such other series of debt securities, debt warrants, currency warrants or stock-index warrants covered by the Prospectus, a Prospectus Supplement or Prospectus Supplements describing such series of debt securities, debt warrants, currency warrants or stock-index warrants and the particular terms of such offers or sales will be filed in accordance with the rules and regulations of the Securities and Exchange Commission.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not the solicitation of an offer to + +buy these securities in any state where the offer or sale is not permitted. +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                   SUBJECT TO COMPLETION, DATED JULY 15, 1999

            Prospectus Supplement to Prospectus dated July   , 1999

                                 $1,000,000,000

                           [LOGO] United Technologies
                          Medium-Term Notes, Series C

                                  -----------

                                 TERMS OF SALE

  The following terms may apply to the notes that we may sell at one or more times. The final terms of each note will be included in a pricing supplement. We will receive between $998,750,000 and $992,500,000 of the proceeds from the sale of the notes, after paying the agents commissions of between $1,250,000 and $7,500,000.

 . stated maturity of 9       . not convertible,
  months to 30 years           amortizing or subject
 . fixed or floating            to a sinking fund,
  interest rate, zero-         unless otherwise
  coupon or issued with        provided in a pricing
  original issue               supplement
  discount; a floating       . interest on fixed rate
  interest rate may be         notes paid semi-
  based on:                    annually in arrears on
  . CD rate                    June 15 and December 15
  . commercial paper rate      and at maturity, unless
  . federal funds rate         otherwise provided in a
  . LIBOR                      pricing supplement
  . EURIBOR                  . interest on floating
  . treasury rate              rate notes paid
  . CMT rate                   monthly, quarterly,
  . prime rate                 semi-annually or
  . any other rate             annually, unless
    specified by us in the     otherwise provided in a
    pricing supplement         pricing supplement
  . any combination of       . may be denominated in a
    rates specified in the     currency other than
    pricing supplement         U.S. dollars or in a
 . amount of principal or       composite currency
  interest may be            . fully registered form
  determined by reference    . minimum denominations
  to an index or formula       of $100,000 increased
 . may be book-entry form       in integral multiples
  only                         of $1,000, unless
 . may be subject to            otherwise provided in a
  redemption at our            pricing supplement
  option or repurchase at    . settlement in
  the option of the            immediately available
  holder                       funds


  We do not plan to list the notes for trading on a securities exchange.

  We may also offer from time to time warrants to purchase notes. The note warrants may be offered either with notes or separately. The specific terms of each note warrant will be described in a note warrant supplement. Unless accompanied by a note warrant supplement, note warrants are not offered by this prospectus supplement.
                                  -----------
  Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                  -----------

  We may sell the notes directly or through one or more agents or dealers, including the agents listed below. The agents are not required to sell any particular amount of the notes. They will use their reasonable best efforts to sell the notes offered.

                                  -----------
Goldman, Sachs & Co.
                              Merrill Lynch & Co.
                                                            Salomon Smith Barney
                                  -----------

                   Prospectus Supplement dated July   , 1999.

                           FORWARD-LOOKING STATEMENTS

    This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in the prospectus contain "forward-looking" statements, as defined in the Private Securities Litigation Reform Act of 1995. These statements reflect our current views about future events, prospects, projections or financial performance, and are based on projections and estimates we have made about the economy, the markets for aerospace and building systems products throughout the world and the effects of government regulations on the economy in general and within the markets in which we and our subsidiaries operate. These statements are subject to uncertainties, risks and other factors that could affect our operations, products and markets and cause our actual results, performance or achievements to differ materially. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made.

    For information identifying economic, political, climatic, currency, regulatory, technological, competitive and other important factors that may affect our operations, products and markets and could cause actual results to vary materially from those we anticipate in our forward-looking statements, see the discussion included under the headings "Description of Business by Operating Segment", "Other Matters Relating to the Corporation's Business as a Whole" and "Legal Proceedings" in our Annual Report on Form 10-K for the year ended December 31, 1998 and similar matters that may be discussed in subsequent filings. See "Where You Can Find More Information" in the accompanying prospectus for more information on how to obtain copies of these filings.

                              DESCRIPTION OF NOTES

    The notes offered by this prospectus supplement are debt securities, as described in the accompanying prospectus. However, the following description of the particular terms of the notes supplements and, where inconsistent, replaces the description of the general terms and provisions of the debt securities under the heading "Description of Debt Securities" in the accompanying prospectus. In considering an investment in the notes, you should read this prospectus supplement, the accompanying prospectus and the pricing supplement. The following description will apply to each note unless otherwise provided in the pricing supplement.

    Unless the context otherwise indicates, the terms "UTC", "we", "us" and "our" mean United Technologies Corporation.

Amount of notes offered by this prospectus supplement

    The aggregate principal face amount of notes issued at their principal face amount plus the aggregate issue price of notes issued at original issue discount will be limited to a maximum aggregate amount of $1,000,000,000, or the equivalent in one or more currencies or composite currencies other than U.S. dollars. We may not offer notes by this prospectus supplement beyond the $1,000,000,000 maximum aggregate amount. The registration statement relating to the debt securities, including the notes offered by this prospectus supplement, is similarly limited to a total of $1,000,000,000 and is a "shelf" registration statement that allows for the offer and sale of other securities by additional prospectus supplements. As a result, any sales of those other securities will reduce the $1,000,000,000 maximum aggregate amount of notes that can be offered by this prospectus supplement. The following table shows the types of securities that we can offer separately from the notes offered by this prospectus supplement, and the aggregate amounts by which sales of those securities will reduce the maximum aggregate amount of notes that can be offered by this prospectus supplement:

                                                           Will reduce the
                                                          maximum aggregate
                                                           amount by their
               Securities of this type:                      aggregate:
               ------------------------                 ------------------------
 .  debt securities, issued at their face amount            principal face amount
 .  debt securities, issued at original issue discount      issue price
 .  debt warrants                                           issue price
 .  currency warrants                                       issue price
 .  stock-index warrants                                    issue price
 .  debt securities issuable upon exercise of debt warrants exercise price

   To calculate the $1,000,000,000 maximum aggregate amount, the U.S. dollar equivalent of notes denominated in a currency or composite currency other than U.S. dollars will be determined upon issuance by an exchange rate agent, on the basis of the market exchange rate for the relevant currencies on the applicable trade dates. See "--Payment of Principal and Interest--Currencies--Method of Determining U.S. Dollar Amounts" for a description of the exchange rate agent and the market exchange rate.

The indenture

   The notes offered by this prospectus supplement will be issued under an indenture dated as of April 1, 1990, which we entered into with State Street Bank and Trust Company, a Massachusetts trust company (as successor to The Connecticut National Bank), as trustee. The indenture is described more fully under "Description of Debt Securities" in the accompanying prospectus, and is also filed as an exhibit to the registration statement. See "Where You Can Find More Information" in the accompanying prospectus for more information on how to obtain a copy of the indenture.

   The indenture and its associated documents contain the full legal text of the matters described in this section. This section is a summary that does not describe every aspect of the notes offered by this prospectus supplement. Consequently, it is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of terms that have been given special meaning in the indenture.

   The Medium-Term Notes, Series C, Due from Nine Months to Thirty Years from Date of Issue, of which the notes offered by this prospectus supplement will form a part, constitute one series of the indenture securities described in the accompanying prospectus, unlimited as to principal amount, which we have established under the indenture. The $1,000,000,000 maximum aggregate amount described above under "Amount of Notes Offered by this Prospectus Supplement" applies only to the notes offered by this prospectus supplement and not to the Series C notes as a whole. No Series C notes are currently outstanding under the indenture.

Terms of notes

   We may offer the notes on a continuous basis. They will mature from nine months to thirty years from the date of issue, as selected by you, the purchaser, and agreed to by us. The notes may be redeemable at our option or repayable at your option before their maturity date, which we will specify in the pricing supplement. Each note will bear interest from the date it is issued, at either a fixed rate or a floating rate.

 . Fixed rate notes will have a constant interest rate, which may be zero in the case of some notes issued at a discount from the principal amount payable on the maturity date, known as zero-coupon notes.

 . Floating rate notes, bearing a floating rate or rates of interest, will bear interest in each interest period based on an independent interest rate, known as the base rate, specified in the pricing supplement. The interest rate for floating rate notes will be calculated periodically by reference to the base rate, which may be further adjusted:

  --by adding or subtracting a specified number of basis points called the "spread", with one basis point being 0.01%; or

  --by multiplying by a fixed percentage called a "spread multiplier".

    The pricing supplement will specify the base rate, spread or spread multiplier, as applicable, for each floating rate note. Notes can have more than one floating rate. For example, we may provide that a floating rate note will initially bear interest at a rate determined by one formula, to be replaced by a different formula after a specified date.

    The "maturity date" of a note means the date that is specified on the certificate representing the note and in the pricing supplement as the date on which it will mature.

    The "maturity" of a note means the date on which the principal amount of the note actually becomes due and payable in accordance with its terms. This date could be the same as the maturity date, but it may also be another date when the principal amount of the note becomes payable, for example by declaration of acceleration, call for redemption or otherwise.

    Notes may be issued as discount notes. A discount note is any note, including any zero coupon note, that:

 .   is issued at a price lower than its principal amount; and

 .   provides for payment of an amount less than its principal amount upon redemption, repayment or acceleration of the maturity date; or

 .   would for any other reason be considered an original issue discount note for United States federal income tax purposes.

    Unless we provide otherwise in the pricing supplement, the amount we will pay on a discount note upon redemption, repayment or acceleration of its maturity date will equal the "amortized face amount" of the discount note, plus unpaid interest, if any, accrued on the discount note from the date of issue to the date of the payment.

    The amortized face amount of a discount note will equal the sum of:

 .   its issue price; plus

 .   the portion of the difference between the issue price and the principal amount of the discount note that has accrued at the yield to maturity stated in the pricing supplement, computed in accordance with generally accepted United States bond yield computation principles, at that date.

However, the amortized face amount of a discount note can never exceed its stated principal amount. See also "United States Tax Considerations--Original Issue Discount" for information about tax consequences of an investment in discount notes.

    Each note will be issued in fully registered form without coupons. Each note will either be a global note, represented by a global certificate registered in the name of a depositary or its nominee, or a certificated note, represented by a certificate issued in definitive form. The pricing supplement will specify which form the notes will take and the identity of the depositary, if any. The depositary will normally be The Depository Trust Company, also known as DTC. All notes issued on the same day and having the same terms may be represented by a single global note. A beneficial interest in a global note will be shown on, and transfers of any beneficial interest will be effected only through, records maintained by the depositary and its participants. We, or our paying agent, will make payments of principal and interest, if any, on notes represented by a global note to the depositary or its nominee. See "-- Book-Entry Notes" in this prospectus supplement and "Legal Ownership--Global Securities" in the prospectus for more information about book-entry notes and the depositary's procedures.

    In the following description of the notes, we will frequently refer to the "holder" of a note. The holder is the person or other entity that is named in our securities register as the legal owner of the note, and our obligations and the obligations of the trustee flow only to that entity. The holder may be you, if you hold a definitive certificate registered in your name, but it may instead be the depositary, in the case of a global note, or the bank, broker or other financial institution at which you have your account if you hold your interest in a note in "street name". Keep in mind as you read this description of the notes that, while you will generally have effectively the same entitlements and choices as the holder, they may flow to you indirectly through other institutions, and you will need to coordinate with them accordingly. For a more complete description of these matters, see "Legal Ownership" in the prospectus.

    Each note will be denominated in a "specified currency", which may be a single currency or composite currency that will be specified on the certificate representing the note and in the pricing supplement. Unless otherwise provided in the pricing supplement, the authorized denominations of notes will be U.S. $100,000 and any amount greater than U.S. $100,000 that is an integral multiple of U.S. $1,000. The pricing supplement will state the authorized denominations of notes not denominated in U.S. dollars.

    We may offer different interest rates with respect to the notes, depending upon various factors, including the aggregate principal amount of notes purchased in any single transaction. We may also offer notes with different variable terms other than interest rates concurrently to different investors. We may change interest rates or formulas and other terms of notes from time to time, except that we cannot change the terms of a note once it has been issued or once we have accepted an offer to purchase it.

    Terms specified in pricing supplements. The pricing supplement relating to each note will describe the following terms:

 .   the specified currency in which the note is denominated, as well as certain other terms if the currency is not U.S. dollars;

 .   whether the note is a fixed rate note or a floating rate note, and whether it is a discount note or a zero-coupon note;

 .   whether the note is a "currency indexed note" on which payments of interest and/or principal may be determined by reference to the relationship between two or more specified currencies, or an "indexed note" on which payments of interest and/or principal may be determined by reference to the price of one or more specified commodities or to one or more equity indices or other indices or by other similar methods, and the mechanics of these determinations;

 .   the price, expressed as a percentage of the aggregate principal amount, at which the note will be issued, if other than 100%;

 .   the trade date;

 .   the date on which the note will be issued;

 .   the maturity date of the note and whether we may extend the maturity date;

 .   for fixed rate notes, the annual rate at which the note will bear interest;

 .   for floating rate notes, all terms relating to the calculations by which rates, amounts and periods of interest will be determined, including the base rate and the spread or spread multiplier, as well as the other essential terms and periods more fully described below under the heading "--Floating Rate Notes", and any other terms relating to the particular method of calculating the interest rate for that floating rate note;

 .   whether we may reset the interest rate on the note at our option;

 .   whether the note is redeemable at our option and/or repayable at the option of the holder before its maturity date, and the provisions relating to redemption or repayment;

 .   whether the note will be represented by a global note or a certificate issued in definitive form; and

 .   any other terms of the note consistent with the provisions of the indenture.

                       Payment of principal and interest

Currencies

    Payments in U.S. dollars; election to receive payment in specified currencies. Unless otherwise provided in the pricing supplement, we will make all payments on the notes, including notes not denominated in U.S. dollars, in U.S. dollars in the manner described in the following paragraphs. However, if permitted by the pricing supplement and the note, the holder of a note may elect to receive payments on the note in the specified currency in which the note is denominated. See "Foreign Currency Risks--Payment Currency" for information about restrictions on this right to receive payment in a specified currency other than U.S. dollars. To receive payments in a currency other than U.S. dollars, the holder must deliver a written request to our paying agent in The City of New York, which must be received on or before the applicable record date or at least fifteen calendar days before maturity. This election will remain in effect until the holder changes it by written notice to the paying agent, again on or before the record date or at least fifteen days before maturity. If you hold your interest in a note indirectly, either because it is a global note or because you otherwise hold it in street name, you should check with the institution through which you hold your interest in the note to determine how to have it make this election for you. See "Legal Ownership" in the prospectus for more information about procedures applicable to indirect interests in notes.

    We will bear all currency exchange costs unless a holder makes the election referred to in the preceding paragraphs. In that case the holder will bear its proportional portion of currency exchange costs, if any, by deductions from payments otherwise due to it.

    Method of determining U.S. dollar amounts. Unless otherwise provided in the pricing supplement, the following method will be used for determining the amount of U.S. dollar payments we will make on a note not denominated in U.S. dollars:

 .   The pricing supplement will specify an exchange rate agent to make this determination;

 .   at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date, the exchange rate agent will choose among quotations from three foreign exchange dealers for the purchase by the quoting dealer, for settlement on the payment date, of the specified currency for U.S. dollars;

 .   the exchange rate agent will select the quotation that yields the largest number of U.S. dollars upon conversion of the specified currency, and use this figure to determine the U.S. dollar amount to be paid with respect to the note;

 .   the three foreign exchange dealers, one of which may be the exchange rate agent, will be selected by the exchange rate agent and approved by us;

 .   if these bid quotations are not available, payments will be made in the specified currency unless the specified currency is unavailable due to the imposition of exchange controls or to other circumstances beyond our control;

 .   in that case we will be entitled to make payments in U.S. dollars on the basis of the "market exchange rate", which is the noon buying rate in The City of New York for cable transfers in the specified currency as certified for customs purposes by the Federal Reserve Bank of New York for the specified currency on the second business day before the payment date; and

 .   if the market exchange rate is not available, we will be entitled to make payments in U.S. dollars:

  (1) if the specified currency is not a composite currency, on the basis of the most recently available market exchange rate for that currency; or

  (2) if the specified currency is a composite currency, in an amount determined by the exchange rate agent to be the sum of the results obtained by multiplying the number of units of each component currency of the composite currency, as of the most recent date on which that currency was used, by the market exchange rate for that component currency on the second business day before the relevant payment date, or if the market exchange rate is not then available, by the most recently available market exchange rate for the component currency.

    As used throughout this prospectus supplement, a "business day" as it relates to any note means any day which:

 .   is not a Saturday or Sunday;

 .   is not a day on which banking institutions generally are authorized or required by law, regulation or executive order to close in The City of New York;

 .   if the note is denominated in a specified currency other than U.S. dollars or euros, (1) is not a day on which banking institutions are authorized or required by law or regulation to close in the financial center of the country issuing the specified currency and (2) is a day on which banking institutions in that financial center are carrying out transactions in the specified currency;

 .   if the note bears a floating interest rate based on LIBOR, as described below, is a "London banking day", which is any day on which dealings in the specified currency are transacted in the London interbank market; and

 .   if the note bears a floating interest rate based on EURIBOR or has a specified currency of euros, or is a LIBOR note for which the index currency is euros, is also a "euro business day", which means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business. See page S-14 for information about the index currency for LIBOR notes.

Payments

    Interest payment dates. Each day on which we are to pay interest on a note, other than at maturity, is called an "interest payment date". Each day on which we determine to whom we must pay interest on the next interest payment date is called a "regular record date". The interest payment dates and the regular record dates for fixed rate notes are described below under "--Fixed Rate Notes".

    The interest payment dates for floating rate notes will be indicated in the pricing supplement. Unless otherwise provided in the pricing supplement, each regular record date for a floating rate note will be the fifteenth day preceding each interest payment date.

    Unless otherwise provided in the pricing supplement, regular record dates need not be business days. Interest payment dates must be business days. If an interest payment date would otherwise fall on a day that is not a business day, the next business day will be the interest payment date. However, if this would cause the interest payment date for a LIBOR note to fall in the next month, the preceding business day will be the interest payment date for that LIBOR note.

    A note may be issued between its first regular record date and its first interest payment date. When that happens, we will pay interest on the first interest payment date to the person to whom the note was issued, covering the period from the date of issue to that interest payment date, unless the note was issued in the form of a global note. In that case, we will pay interest on the second interest payment date, to the registered holder on the regular record date, covering the period from the date of issue through the second interest payment date.

    Unless otherwise provided in the pricing supplement, we will pay interest on the notes on each interest payment date by mailing a check to the holder at the address of the holder appearing on our security register on the applicable regular record date. We will mail this check from an account at a bank outside the United States if the check is payable in a currency other than U.S. dollars. In the case of a global note, the holder to whom we send this check will be the depositary or its nominee.

    Although we will generally make payments by check, as described above, a holder of $10,000,000 or more in aggregate amount of notes of like tenor and term, or the equivalent in another specified currency, will be entitled to receive interest payments in immediately available funds. This aggregate amount is determined based on the aggregate principal face amount of notes issued at their principal face amount, and the aggregate issue price of notes issued at original issue discount. Appropriate instructions must be received in writing by the paying agent on or before the applicable record date. If you own a beneficial interest in a global note, you will be paid in accordance with the depositary's and the participant's procedures, as described under "--Book-Entry Notes" in this prospectus supplement and "Legal Ownership" in the prospectus.

    A holder electing to receive payments in a specified currency other than U.S. dollars may simultaneously provide appropriate instructions to the paying agent, and all payments to the holder will be made in immediately available funds to an account maintained by the payee with a bank located outside the United States.

    Until the notes are paid or until payment of the notes is provided for, we will, at all times, maintain a paying agent in The City of New York capable of performing the duties described in the indenture. We have appointed State Street Bank and Trust Company, N.A., New York, New York as co-paying agent. We will notify holders in accordance with the indenture of any change in the paying agent or its address.

    Payments at maturity. Unless otherwise provided in the pricing supplement, we will make payments of principal, premium, if any, and interest, if any, at maturity to the holder on the date of maturity in immediately available funds upon surrender of the notes at the office of the paying agent. We will make these payments to an account maintained by the payee with a bank located outside the United States if payable in a specified currency other than U.S. dollars. The note must be presented to the paying agent in time for the paying agent to make the payments in accordance with its normal procedures. See "Important Currency Exchange Information" for more information about procedures applicable to notes denominated in a specified currency other than U.S. dollars. We will pay any administrative costs imposed by banks in connection with making payments in immediately available funds, but any tax, assessment or governmental charge imposed upon payments will be borne by the holders of the affected notes.

Fixed rate notes

    Each fixed rate note, except zero-coupon notes, will bear interest from its issue date at the annual rate stated on the certificate representing the note and in the pricing supplement, until its principal amount is paid or made available for payment. In some circumstances the interest rate may be changed, either before the maturity date or if the maturity of the note is extended. See below under "--Subsequent Interest Periods" and "--Extension of Maturity" for more information about changes in the interest rate. Unless otherwise provided in the pricing supplement, interest on each fixed rate note will be payable at maturity and semi-annually each June 15 and December 15, and the regular record dates will be the May 31 preceding each June 15 and the November 30 preceding each December 15. Each payment of interest on a fixed rate note will include interest accrued through the day before the interest payment date, or maturity, as the case may be. Any payment required to be made on a fixed rate note on a day which is not a business day need not be made on that day, but may be made on the next business day, with the same legal effect. No additional interest will accrue as a result of payment delayed in this manner. Interest on fixed rate notes, if any, will be computed on the basis of a 360-day year of twelve 30-day months.

Floating rate notes

How interest rates are determined

    For the period from its issue date to the date on which its interest rate is first reset, each floating rate note will bear interest at its initial interest rate, which will be stated in the pricing supplement. After the date on which its interest rate is first reset, it will, until its principal amount is paid or made available for payment, bear interest at a rate determined by reference to one or more base rates, which may be adjusted by a spread or spread multiplier. The pricing supplement will designate one of the following base rates as applicable to each floating rate note:

 .   the CD rate;

 .   the commercial paper rate;

 .   the federal funds rate;

 .   LIBOR;

 .   EURIBOR;

 .   the Treasury rate;

 .   the CMT rate;

 .   the prime rate; or

 .   another base rate as is stated in the pricing supplement and in that floating rate note.

    Unless otherwise provided in the pricing supplement, the interest rate on each floating rate note will be calculated by reference to:

 .   the specified base rate:

  .   plus or minus the spread, if any

  or

  .   multiplied by the spread multiplier, if any.

    The spread or the spread multiplier will be specified in the pricing supplement.

    The index maturity for any floating rate note, which will be specified in the pricing supplement, is the period of maturity of the instrument or obligation from which the base rate is calculated.

    As specified in the pricing supplement, a floating rate note may also have either or both of the following:

 .   a maximum interest rate, which is a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period; and

 .   a minimum interest rate, which is a minimum limitation, or floor, on the rate at which interest may accrue during any interest period.

    Some laws place limits on the rate of interest that can legally be paid. Even if the maximum interest rate for a floating rate note may allow a higher rate, the interest rate on any note can never be higher than the maximum rate permitted by the law of the State of New York, as it may be modified by U.S. law of general application. Under current New York law, the maximum rate of interest, with some exceptions, for any loan in an amount less than $250,000 is 16% and for any loan in the amount of $250,000 or more but less than $2,500,000 is 25% per year on a simple interest basis. These limits do not apply to loans of $2,500,000 or more.

    Unless otherwise provided in the pricing supplement, all percentages resulting from any calculation of the rate of interest on a floating rate note will be rounded, if necessary, to the nearest one hundred-thousandth of a percent (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from that calculation on floating rate notes will be rounded to the nearest one-hundredth of a unit, with five one-thousandths of a unit rounded upward.

When interest rates are reset

    The rate of interest on each floating rate note will be reset daily, weekly, monthly, quarterly, semi-annually or annually. This interest reset period will be specified in the pricing supplement. The day on which a new interest rate takes effect for a floating rate note is called an "interest reset date". Unless otherwise provided in the pricing supplement, the interest reset dates will be as follows:

 For floating rate
 notes that reset:      Interest will be reset on:
 ---------------------  ------------------------------------------------------
 .daily                 each business day
 .   weekly, except     each Wednesday
     Treasury rate
     notes
 .   weekly, in the
     case of Treasury
     rate notes         each Tuesday, except as provided below
 .monthly               the third Wednesday of each month
 .quarterly             the third Wednesday of each March, June, September and
                        December
 .semi-annually         the third Wednesday of the two months specified in the
                        pricing supplement
 .annually              the third Wednesday of the month specified in the
                        pricing supplement

    In the following circumstances the interest rate will not reset:

 .   During the period from its issue date to its first interest reset date, a floating rate note will bear interest at its initial interest rate.

 .   During the ten days immediately preceding maturity of a floating rate note, the interest rate that was in effect on the tenth day before maturity will remain in effect without being reset.

    Unless otherwise provided in the pricing supplement, if any interest reset date for any floating rate note would otherwise fall on a day that is not a business day, the next business day will be the interest reset date. However, if this would cause the interest reset date for a LIBOR note to fall in the next month, the interest reset date will be the preceding business day. If an auction for Treasury bills falls on a day that is an interest reset date for Treasury rate notes, the interest reset date for those notes will be the next business day.

Periods to which interest rates apply

    Unless otherwise provided in the pricing supplement, the interest payable on each interest payment date or at maturity for floating rate notes will be the amount of interest accrued during the previous interest period, which will be the period:

 .   from, and including, the issue date or the last interest payment date to which interest has been paid;

 .   to, but excluding, the interest payment date or date of maturity.

    In the case of a floating rate note on which interest is reset daily or weekly, interest payable on each interest payment date will be the amount of interest accrued:

 .   from, and including, the issue date or from, and excluding, the last date to which interest has been paid;

 .   to, and including, the regular record date immediately preceding that interest payment date; except that

 .   at maturity, the interest payable will include interest accrued to, but excluding, the date of maturity.

    Accrued interest for a floating rate note will be calculated by multiplying the principal amount of the note by an accrued interest factor. The accrued interest factor will be computed by adding the interest factors calculated for each day in the interest period or from the last date from which accrued interest is being calculated. In the case of all floating rate notes other than Treasury rate notes, the interest factor for each day is computed by dividing the interest rate applicable on that day by 360. In the case of Treasury rate notes, the interest rate is divided by the actual number of days in the year.

    The interest rate applicable to an interest reset date will be determined based on the interest determination date occurring before the interest reset date. This interest rate will apply to the interest reset date and each succeeding day until the next interest reset date.

 .   The interest determination date pertaining to an interest reset date for CD rate notes, commercial paper rate notes, federal funds rate notes, CMT rate notes and prime rate notes will be the second business day preceding that interest reset date.

 .   The interest determination date pertaining to an interest reset date for a
    LIBOR note will be the second London banking day preceding that interest reset date unless the specified currency is pounds sterling, in which case the interest determination date will be the interest reset date.

 .   The interest determination date pertaining to an interest reset date for
    EURIBOR notes will be the second euro business day preceding the interest reset date.

    The interest determination date pertaining to an interest reset date for a Treasury rate note will be the day on which Treasury bills of the applicable index maturity are auctioned during the week in which the interest determination date falls. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday. Sometimes, however, the auction is held on the preceding Friday. In that event, that Friday will be the interest determination date pertaining to the interest reset date occurring in the following week. If the auction is held on a day that would otherwise be an interest reset date, then the interest reset date will instead be the first business day following the auction date.

    The "calculation date", on which the interest rate that takes effect on a particular interest reset date will be determined for notes other than LIBOR notes and EURIBOR notes, will be the earlier of the following:

 .   the tenth calendar day after the interest determination date or the next business day after the tenth day, if the tenth day is not a business day;
    and

 .   the business day immediately preceding the interest payment date or the maturity, whichever is the day on which the next payment of interest will be due.

When interest is payable

    Unless otherwise provided in the pricing supplement, interest will be payable at maturity and on the following interest payment dates:

 For floating rate
 notes that reset:      Interest will be paid on:
 ---------------------  ------------------------------------------------------
 .   daily, weekly or   the third Wednesday of each month or the third
     monthly            Wednesday of March, June, September and December of
                        each year, as specified in the pricing supplement
 .   quarterly          the third Wednesday of March, June, September and
                        December of each year
 .   semi-annually      the third Wednesday of the two months specified in the
                        pricing supplement
 .   annually           the third Wednesday of the month specified in the
                        pricing supplement

    Any payment of principal, premium, if any, and interest required to be made on a floating rate note on a date of maturity that is not a business day will be made on the next business day. However, if this would cause the date for a LIBOR note payment to fall in the next month, payment will be made on the preceding business day. In each of these cases, payments will be made with the same legal effect as if made on the date of maturity, and no additional interest will accrue as a result of any delayed payment.

The calculation agent

    Unless otherwise provided in the pricing supplement, State Street Bank and Trust Company will be the calculation agent, which calculates the interest on floating rate notes. The holder of a floating rate note may request that the calculation agent provide it with the interest rate then in effect, as well as the interest rate that will become effective on the next interest reset date, if it has been determined.

Base rates that may apply to floating rate notes

    CD rate. CD rate notes will bear interest at a base rate equal to the CD rate and adjusted by the spread or spread multiplier, if any, specified in the certificates representing the CD rate notes and in the pricing supplement.

    The CD rate for any interest determination date will be determined as follows:

 .   The CD rate will be the rate on that date for negotiable U.S. dollar certificates of deposit having the applicable index maturity published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Board of Governors of the Federal Reserve System, which we call "H.15(519)", under the heading "CDs (Secondary Market)".

 .   If that rate is not published in H.15(519) by 3:00 p.m., New York City time, on the relevant calculation date, then the CD rate will be the rate described above as published in the daily update of H.15(519) available through the worldwide-web site of the Board of Governors of the Federal Reserve System, at http://www.bog.frb.us/ releases/h15/update or any successor site or publication, which we call "H.15 daily update", or another recognized electronic source used for displaying that rate, under the heading "CDs (Secondary Market)".

 .   If the rate described above is not published in H.15(519), H.15 daily update or another recognized electronic source by 3:00 p.m., New York City time, on the relevant calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the CD rate will be calculated by the calculation agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that interest determination date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the calculation agent for negotiable U.S. dollar certificates of deposit of major United States money center banks with a remaining maturity closest to the applicable index maturity.

 .   If fewer than three dealers selected by the calculation agent are quoting as described above, the rate of interest in effect for the applicable period will be the rate of interest in effect on that interest determination date.

    CD rate notes, like other notes, are not deposit obligations of a bank and are not insured by the Federal Deposit Insurance Corporation.

    Commercial paper rate. Commercial paper rate notes will bear interest at a base rate equal to the commercial paper rate and adjusted by the spread or spread multiplier, if any, specified in the certificates representing the commercial paper rate notes and in the pricing supplement.

    The commercial paper rate for any interest determination date will be determined as follows:

 .   The commercial paper rate will be the money market yield, as described below, on that date of the rate for commercial paper having the applicable index maturity, as that rate is published by the

    Board of Governors of the Federal Reserve System in H.15(519) under the heading "Commercial Paper--Nonfinancial".

 .   If that rate is not published in H.15(519) by 3:00 p.m., New York City time, on the relevant calculation date, then the commercial paper rate will be the rate, for the relevant interest determination date, for commercial paper having the index maturity specified in the pricing supplement, as published in H.15 daily update or any other recognized electronic source used for displaying that rate, under the heading "Commercial Paper-- Nonfinancial".

 .   If that rate is not published in H.15(519), H.15 daily update or another recognized electronic source by 3:00 p.m., New York City time, on the relevant calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the commercial paper rate will be the money market yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on the relevant interest determination date of three leading U.S. dollar commercial paper dealers in The City of New York selected by the calculation agent for U.S. dollar commercial paper of the applicable index maturity, placed for industrial issuers whose bond rating is "AA," or the equivalent, from a nationally recognized rating agency.

 .   If fewer than three dealers selected by the calculation agent are quoting offered rates as described above, the rate of interest in effect for the applicable period will be the rate of interest in effect on that interest determination date.

    The money market yield will be a yield expressed as a percentage and calculated in accordance with the following formula:

                       D X 360
                     ----------- X 100
money market yield = 360-(D X M)

where "D" refers to the applicable annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the applicable index period.

    Federal funds rate notes. Federal funds rate notes will bear interest at a base rate equal to the federal funds rate and adjusted by the spread or spread multiplier, if any, specified in the certificates representing the federal funds rate notes and in the pricing supplement.

    The federal funds rate for any interest determination date will be determined as follows:

 .   The federal funds rate will be the rate on that date for U.S. dollar federal funds as published by the Board of Governors of the Federal Reserve System in H.15(519) under the heading "Federal Funds (Effective)", as that rate is displayed on page 120 or any replacement page of the display on Bridge Telerate, Inc. or any successor service. We refer to specified pages of this kind as "Telerate pages".

 .   If that rate is not displayed on Telerate page 120 at 3:00 p.m., New York
    City time, on the relevant calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the federal funds rate will be the rate described above as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading "Federal Funds (Effective)".

 .   If that rate is not displayed on Telerate page 120 and is not published in
    H.15(519), H.15 daily update or another recognized electronic source by 3:00 p.m., New York City time, on the relevant calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the federal funds rate for that interest determination date will be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight, U.S. dollar federal funds arranged, before 9:00 a.m., New York City time, on the relevant interest determination date, by three leading brokers of U.S. dollar federal funds transactions in The City of New York selected by the calculation agent.

 .   If fewer than three brokers selected by the calculation agent are quoting as described above, the rate of interest in effect for the applicable period will be the rate of interest in effect on that interest determination date.

    LIBOR notes. LIBOR notes will bear interest at a base rate equal to "LIBOR", which means the London interbank offered rate for deposits in U.S. dollars or any other currency, as specified in the pricing supplement. We refer to this currency as the "index currency". The index currency may be U.S. dollars or any other currency, and will be U.S. dollars unless another currency is specified in the pricing supplement. In addition, the applicable LIBOR base rate will be adjusted by the spread or spread multiplier, if any, specified in the certificates representing the LIBOR notes and in the pricing supplement.

    LIBOR will be determined in the following manner:

 .   LIBOR will be either:

  --the offered rate appearing on Telerate page 3750 or any replacement page or pages on which London interbank rates of major banks for the relevant index currency are displayed, which we call the "Telerate LIBOR page"; or

  --the arithmetic mean of the offered rates appearing on the display on the Reuters Monitor Money Rates Service, or any successor service, on the page designated as "LIBO" or any replacement page or pages on which London interbank rates of major banks for the relevant index currency are displayed, which we call the "Reuters screen LIBOR page", unless that page by its terms cites only one rate, in which case that rate;

in either case, as of 11:00 a.m., London time, on the relevant interest determination date, for deposits of the relevant index currency having the relevant index maturity beginning on the relevant interest reset date. The pricing supplement will indicate the index currency, the index maturity and the reference page that apply to a particular LIBOR note. If no reference page is specified in the pricing supplement, the Telerate LIBOR page will apply to the LIBOR note.

 .   If Telerate LIBOR page applies and the rate described above does not appear on that page, or if Reuters screen LIBOR page applies and fewer than two of the rates described above appears on that page or no rate appears on any page on which only one rate normally appears, then LIBOR will be determined on the basis of the rates, at approximately 11:00 a.m., London time, on the relevant interest determination date, at which deposits of the following kind are offered to prime banks in the London interbank market by four major banks in that market selected by the calculation agent: deposits of the index currency having the relevant index maturity, beginning on the relevant interest reset date, and in an amount that, in the calculation agent's judgment, is representative of a single transaction in the relevant market at the relevant time. We call an amount as described in the preceding sentence a "representative amount". The calculation agent will request the principal London office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, LIBOR for the relevant interest determination date will be the arithmetic mean of the quotations.

 .   If fewer than two quotations are provided as described above, LIBOR for the relevant interest determination date will be the arithmetic mean of the rates for loans of the following kind to leading European banks quoted, at approximately 11:00 a.m., in the principal financial center for the country of the index currency, on that interest determination date, by three major banks in that financial center selected by the calculation agent: loans of the index currency having the relevant index maturity, beginning on the relevant interest determination date, and in a representative amount.

 .   If fewer than three banks selected by the calculation agent are quoting as described above, the rate of interest in effect for the applicable period will be the rate of interest in effect on that interest determination date.

    EURIBOR notes. EURIBOR notes will bear interest at a base rate equal to the interest rate for deposits in euros designated as "EURIBOR" and sponsored jointly by the European Banking Federation and ACI--the Financial Market Association, or any company established by the joint sponsors to compile and publish that rate. In addition, the EURIBOR base rate will be adjusted by the spread or spread multiplier, if any, specified in the pricing supplement.

    EURIBOR for any interest determination date will be determined as follows:

 .   EURIBOR will be the offered rate for deposits in euros having the index maturity specified in the pricing supplement, beginning on the second euro business day after the relevant interest determination date, as that rate appears on Telerate page 248 as of 11:00 a.m., Brussels time, on the relevant interest determination date.

 .   If the rate described above does not appear on Telerate page 248, EURIBOR will be determined on the basis of the rates, at approximately 11:00 a.m., Brussels time, on the relevant interest determination date, at which euro deposits having the relevant index maturity, beginning on the relevant interest reset date, and in a representative amount are offered:

  . to prime banks in the interbank market of the region comprised of the member states of the European Economic and Monetary Union that, as of that time, have adopted a single currency in accordance with the Treaty on European Union of February 1992; and

  . by the principal office in that region of each of four major banks in that market selected by the calculation agent.

  The calculation agent will request the principal office of each of these banks in that region to provide a quotation of its rate. If at least two quotations are provided, EURIBOR for the relevant interest determination date will be the arithmetic mean of the quotations.

 .   If fewer than two quotations are provided as described above, EURIBOR for the relevant interest determination date will be the arithmetic mean of the rates for loans of euros having the relevant index maturity, beginning on the relevant interest reset date, and in a representative amount to leading banks in the region described above quoted, at approximately 11:00 a.m., Brussels time on that interest determination date, by three major banks in that region selected by the calculation agent.

 .   If fewer than three banks selected by the calculation agent are quoting as described above, the rate of interest in effect for the applicable period will be the rate of interest in effect on that interest determination date.

    Treasury rate notes. Treasury rate notes will bear interest at a base rate equal to the treasury rate and adjusted by the spread or spread multiplier, if any, specified in the certificates representing the treasury rate notes and in the pricing supplement.

    The treasury rate for any interest determination date will be determined as follows:

 .   The treasury rate will be the rate for the auction held on that interest determination date of treasury bills having the applicable index maturity as that rate appears on Telerate page 56 or 57 under the heading "Investment Rate".

 .   If the rate described above does not appear on either page at 3:00 p.m.,
    New York City time, on the relevant calculation date, unless the calculation is made earlier and the rate is available from that source at that time, the treasury rate will be the "bond equivalent yield", as described below, of the rate, for the relevant interest determination date, for the type of treasury bill described above, as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading "U.S. Government Securities/Treasury Bills/Auction High".

 .   If the rate described in the prior paragraph is not published in H.15 daily update or another recognized electronic source by 3:00 p.m., New York City time, on the relevant calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the treasury rate will be the bond equivalent yield of the auction rate, for the relevant interest determination date and the type of treasury bill described above, as announced by the U.S. Department of the Treasury.

 .   If the auction rate described in the prior paragraph is not so announced by
    3:00 p.m., New York City time, on the relevant calculation date, or if no such auction is held for the relevant week, then the treasury rate will be the bond equivalent yield of the rate, for the relevant interest determination date, for treasury bills of the kind described above, as published in H.15(519) under the heading "U.S. Government Securities/Treasury Bills/Secondary Market".

 .   If the rate described in the prior paragraph is not published in H.15(519)
    by 3:00 p.m., New York City time, on the relevant calculation date, then the treasury rate will be the rate, for the relevant interest determination date and treasury bills of the kind described above, as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading "U.S. Government Securities/Treasury Bills/Secondary Market".

 .   If the rate described in the prior paragraph is not published in H.15 daily update or another recognized electronic source by 3:00 p.m., New York City time, on the relevant calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the treasury rate will be calculated by the calculation agent and will be the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on that interest determination date, of three primary U.S. government securities dealers in New York City selected by the calculation agent for the issue of treasury bills with a remaining maturity closest to the applicable index maturity.

 .   If fewer than three dealers selected by the calculation agent are quoting bid rates as described above, the interest rate for the applicable period will be the interest rate in effect on that interest determination date.

    When we say "bond equivalent yield", we mean a yield expressed as a percentage and calculated in accordance with the following formula:

                            D X N
                         -----------
bond equivalent yield =  360-(D X M)   X 100

where "D" refers to the annual rate for treasury bills quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the applicable interest reset period.

    CMT rate notes. CMT rate notes will bear interest at a base rate equal to the CMT rate and adjusted by the spread or spread multiplier, if any, specified in the certificates representing the CMT rate notes and in the pricing supplement.

    The CMT rate for any interest determination date will be determined as follows:

 .   The CMT rate will be the rate displayed on the designated CMT Telerate page, as defined on the next page, under the caption "Treasury Constant Maturities . . .

    Federal Reserve Board Release H.15 . . . Mondays Approximately 3:45 P.M.", under the column for the "designated CMT maturity index", as defined on the next page, for (1) if the designated CMT Telerate page is 7051 or any successor page, the rate for the relevant interest determination date and
    (2) if the designated CMT Telerate page is 7052 or any successor page, the weekly or monthly average, as specified in the pricing supplement, for the week that ends immediately before the week in which the relevant interest determination date occurs, or for the month that ends immediately before the month in which the relevant interest determination date occurs, as applicable.

 .   If that rate is not displayed at 3:00 p.m., New York City time, on the relevant calculation date, then the CMT rate for that interest determination date will be the applicable treasury constant maturity rate for the designated CMT maturity index and for either the relevant interest determination date or the weekly or monthly average, as applicable, as published in H.15(519).

 .   If that rate is not published in H.15(519) by 3:00 p.m., New York City time, on the relevant calculation date, then the CMT rate on that interest determination date will be such treasury constant maturity rate, or other United States treasury rate, for the designated CMT maturity index for the relevant interest determination date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate formerly displayed on the designated CMT Telerate page and published in H.15(519).

 .   If the rate described in the prior paragraph is not published by 3:00
    p.m., New York City time, on the relevant calculation date, then the CMT rate on that interest determination date will be calculated by the calculation agent and will be the yield to maturity of the arithmetic mean of the following secondary market offered rates for the most recently issued direct, noncallable, fixed rate obligations of the United States, which we call "treasury notes", with an original maturity of approximately the designated CMT maturity index and a remaining term to maturity of not less than that designated CMT maturity index minus one year: the offered rates, as of approximately 3:30 p.m., New York City time, on that interest determination date, of three primary U.S. government securities dealers in The City of New York selected by the calculation agent, which may include the agents or their affiliates. In selecting these offered rates, the calculation agent will request quotations from five of these primary dealers and will disregard the highest quotation--or, if there is equality, one of the highest--and the lowest quotation--or, if there is equality, one of the lowest.

 .   If the calculation agent is unable to obtain three quotations of the kind described in the prior paragraph, the CMT rate on that interest determination date will be calculated by the calculation agent and will be the yield to maturity of the arithmetic mean of the following secondary market offered rates for treasury notes with an original maturity longer than the designated CMT maturity index, with a remaining term to maturity closest to the designated CMT maturity index and in a representative amount: the offered rates, as of approximately 3:30 p.m., New York City time, on that interest determination date of three primary U.S. government securities dealers in The City of New York selected by the calculation agent. In selecting these offered rates, the calculation agent will request quotations from five of these primary dealers and will disregard the highest quotation--or, if there is equality, one of the highest--and the lowest quotation--or, if there is equality, one of the lowest.

 .   If three or four, and not five, of these primary dealers are quoting as described above, then the CMT rate will be based on the arithmetic mean of the offered rates so obtained and neither the highest nor the lowest of these quotes will be disregarded.

 .   If fewer than three primary dealers selected by the calculation agent are quoting rates as described above, the rate of interest in effect for the applicable period will be the rate of interest in effect on that interest determination date.

    The "designated CMT Telerate page" means the Telerate page specified in the pricing supplement that displays treasury constant maturities as reported in H.15(519). If no page is specified in the pricing supplement, the designated CMT Telerate page will be 7052. If Telerate page 7052 applies but the pricing supplement does not specify whether the weekly or monthly average applies, the weekly average will apply.

    The "designated CMT maturity index" means the original period to maturity of the U.S. Treasury securities--either 1, 2, 3, 5, 7, 10, 20 or 30 years-- specified in the pricing supplement. If no maturity is specified in the pricing supplement, the designated CMT maturity index will be 2 years.

    Prime rate notes. Prime rate notes will bear interest at a base rate equal to the prime rate and adjusted by the spread or spread multiplier, if any, specified in the certificates representing the prime rate notes and in the pricing supplement.

    The prime rate with respect to any interest reset date will be determined as follows:

 .   The prime rate will be the rate, for the relevant interest determination date, published in H.15(519) under the heading "Bank Prime Loan".

 .   If that rate is not published in H.15(519) by 3:00 p.m., New York City time, on the relevant calculation date, then the prime rate will be the rate, for the relevant interest determination date, as published in H.15 daily update or another recognized electronic source used to display that rate, under the heading "Bank Prime Loan".

 .   If the rate described above is not published in H.15(519), H.15 daily update or another recognized electronic source by 3:00 p.m., New York City time, on the relevant calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the prime rate will be determined by the calculation agent and will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the display on the "USPRIME 1" page on the Reuters Monitor Money Rates Service or any successor service, or any other page that may replace the USPRIME 1 page on that service, for the purpose of displaying prime rates or base lending rates of major United States banks, which we call the "Reuters screen USPRIME 1 page", as that bank's prime rate or base lending rate, as of 11:00 a.m., New York City time, on the relevant interest determination date.

 .   If fewer than four of these rates appear on the Reuters screen USPRIME 1 page, the prime rate with respect to that interest reset date will be determined by the calculation agent and will be the arithmetic mean of the prime rates or base lending rates, quoted on the basis of the actual number of days in the year divided by a 360-day year, as of the close of business on that interest determination date by three major banks in The City of New York selected by the calculation agent.

 .   If fewer than three banks selected by the calculation agent are quoting rates as described above, the rate of interest in effect for the applicable period will be the rate of interest in effect on that interest determination date.

    Other base rates. We may issue floating rate notes for which interest rates will be determined based on any other base rate or rates which we will describe in the pricing supplement and the certificates representing the notes.

                             Currency indexed notes

    Currency indexed notes, which we may offer from time to time, are notes for which the principal amount payable at the maturity date will be based on rates of exchange between two or more currencies. Because these rates of exchange fluctuate, the principal amount payable with respect to any currency indexed note at the maturity date may be higher or lower than its face amount. Generally, this amount will be determined based on rates of exchange between the currency or composite currency in which a currency indexed note is denominated, which we call the "denominated currency", and another currency or composite currency specified as the "indexed currency" in the pricing supplement. The amount may also be determined by other methods, which we will specify in the pricing supplement.

    Unless otherwise provided in the pricing supplement, holders of currency indexed notes will be entitled to receive a principal amount of currency indexed notes that is greater than or less than the amount designated as the face amount of the currency indexed notes in the pricing supplement depending on whether, at the maturity date, the rate at which the denominated currency can be exchanged for the indexed currency is greater than or less than the rate of exchange designated as the "base exchange rate" in the pricing supplement. The base exchange rate will be expressed in units of the indexed currency per one unit of the denominated currency. This determination will be made by a determination agent, as identified in the pricing supplement, according to the procedures described below under "--Payment of Principal and Interest". Information as to the relative historical value of the applicable denominated currency against the applicable indexed currency, any exchange controls applicable to the denominated currency or indexed currency and any special United States federal income tax rules applicable to currency indexed notes will be described in the pricing supplement. See "Foreign Currency Risks" for important information about risks of an investment in currency indexed notes.

Payment of principal and interest

    Unless otherwise provided in the pricing supplement, we will pay interest in the denominated currency based on the face amount of the currency indexed notes as described below and in the pricing supplement.

    Unless otherwise provided in the pricing supplement, we will pay principal of a currency indexed note in the denominated currency at the maturity date in an amount equal to:

 .   the face amount of the currency indexed note;

 .   plus or minus an amount of the denominated currency determined by the determination agent by reference to the difference between the base exchange rate and the rate at which the denominated currency can be exchanged for the indexed currency on the second "exchange rate day", as defined below, before the maturity date of the currency indexed note. We call this second exchange rate day before the maturity date the "determination date".

    The determination agent will determine this exchange rate as follows:

 .   The exchange rate will be the arithmetic mean of the open market spot offer quotations for the indexed currency, that are also spot bid quotations for the denominated currency, obtained from reference dealers in The City of New York at 11:00 a.m., New York City time, on the determination date, for an amount of indexed currency equal to the face amount of the currency indexed note multiplied by the base exchange rate, in terms of the denominated currency for settlement on the maturity date. We call this rate of exchange, expressed in units of the indexed currency per one unit of the denominated currency, the "spot rate".

 .   If quotations from the reference dealers are not available on the determination date due to circumstances beyond our control or the control of the determination agent, the spot rate will be determined on the basis of the most recently available quotations from the reference dealers.

    We will specify three banks or firms who will act as the reference dealers in the pricing supplement. If any of these selected banks or firms is unwilling or unable to provide the requested quotations, we will select, in consultation with the determination agent, another major money center bank or banks in The City of New York to act as a reference dealer.

    Unless otherwise provided in the pricing supplement, the term "exchange rate day" means any day which is a business day in The City of New York and, if the denominated currency or indexed currency is any currency or composite currency other than the U.S. dollar or euro, in the principal financial center of the country of that denominated currency or indexed currency or, if the denominated currency or indexed currency is euros, a euro business day, as defined on page S-5.

    The principal amount of the currency indexed notes determined by the determination agent to be payable at the maturity date will be payable in the manner described here and in the pricing supplement. Determinations by the determination agent of the spot rate and the principal amount of currency indexed notes payable at the maturity date will be final and binding on us and on you, unless they are clearly wrong.

    Unless otherwise provided in the pricing supplement:

 .   If the base exchange rate equals the spot rate for any currency indexed note, then the principal amount payable at the maturity date would be equal to the face amount of the currency indexed note.

 .   If the spot rate exceeds the base exchange rate, which would happen if the denominated currency has appreciated against the indexed currency during the term of the currency indexed note, then the principal amount payable at the maturity date would be greater than the face amount of the currency indexed note, up to an amount equal to twice the face amount of the currency indexed note.

 .   If the spot rate is less than the base exchange rate, which would happen if the denominated currency has depreciated against the indexed currency during the term of the currency indexed note, but is greater than one-half of the base exchange rate, then the principal amount payable at the maturity date would be less than the face amount of the currency indexed note.

 .   If the spot rate is less than or equal to one-half of the base exchange rate, then the spot rate will be deemed to be one-half of the base exchange rate and no principal amount would be payable at the maturity date.

    Unless otherwise provided in the pricing supplement, the formula that the determination agent will use to determine the principal amount of a currency indexed note payable at the maturity date will be as follows:

 .   If the spot rate exceeds or equals the base exchange rate, the principal amount will equal:

face amount + (face amount x spot rate - base exchange rate)
                             ------------------------------
                                       spot rate

 .   If the base exchange rate exceeds the spot rate, the principal amount, which may never be less than zero, will equal:

face amount - (face amount x base exchange rate - spot rate)
                             ------------------------------
                                      spot rate

    Unless otherwise provided in the pricing supplement, the maximum principal amount payable at the maturity date with respect to a currency indexed note to which the formulas above apply would be an amount equal to twice the face amount, and the minimum principal amount payable would be zero.

    Unless otherwise provided in the pricing supplement, the term "maturity date" as used above also means the date of any redemption or repayment of a currency indexed note before its stated maturity.

                         Other indexed notes and terms
                        applicable to all indexed notes

    We may also issue indexed notes other than currency indexed notes, for which interest and principal amounts may be determined by reference to the price of one or more specified commodities, to one or more equity indices or other indices or by other similar methods or formulas. The pricing supplement for these indexed notes will describe the methods by which interest and principal will be determined, any special United States federal income tax rules applicable to indexed notes, risks associated with an investment in indexed notes and other information relating to them.

    Unless otherwise provided in the pricing supplement:

 .   to determine whether holders of the requisite principal amount of debt securities outstanding under the indenture have made a demand or given a notice or waiver or taken any other action, the outstanding principal amount of indexed notes will be deemed to be the face amount of the notes; and

 .   if the maturity of an indexed note is accelerated, the principal amount payable to the holder upon acceleration will be determined as if the date of acceleration were the maturity date.

Risks associated with indexed notes

    An investment in indexed notes entails significant risks that are not associated with similar investments in a conventional fixed rate or floating rate debt security. Such risks include, without limitation, the possibility that:

 .   the indices or formulas may be subject to significant changes;

 .   you may receive no interest, or less interest than you would have received from a conventional fixed rate or floating rate debt security issued by us at the same time;

 .   principal and/or premium, if any, may be paid at times when you did not expect it to be paid; and

 .   you could lose all or a substantial portion of principal and/or premium, if any, payable with respect to the indexed notes.

    These risks depend on a number of interrelated factors, including economic, financial and political events, over which we have no control. Also, if the formula used to determine principal, premium, and/or interest contains a multiplier or leverage factor, the effect of any change in the applicable indices or formulas will be magnified. In recent years, values of certain indices and formulas have been highly volatile, and this volatility may be expected to continue in the future. Fluctuations in the value of any particular index or formula that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur in the future.

                          Subsequent interest periods

    The pricing supplement relating to each note will indicate whether we have the option to reset the interest rate, in the case of a fixed rate note, or to reset the spread or spread multiplier, in the case of a floating rate note. We will not have the option to turn a fixed rate note into floating rate note, or vice versa. A pricing supplement indicating that we have the option to reset the interest rate, spread or spread multiplier will also provide for one or more "optional reset dates" on which we may exercise this option. The following procedures will then apply, unless modified in the pricing supplement.

    We may exercise our option by notifying the trustee at least 50 but not more than 60 days before an optional reset date. Not later than 40 days before the optional reset date, the trustee will mail to the holder a reset notice stating:

 .   our election to reset the interest rate, spread or spread multiplier;

 .   the new interest rate, spread or spread multiplier; and

 .   the provisions, if any, for repayment of the affected note at the option of the holder during the period from the optional reset date to the next optional reset date or, if there is no next optional reset date, to the maturity date, each of which we call a "subsequent interest period". These stated provisions will include the dates, periods and prices at which the repayment may occur during that subsequent interest period.

    Not later than 20 days before an optional reset date for a note, we may revoke the interest rate, spread or spread multiplier stated in the reset notice and establish a higher one, to take effect at the same time and for the same period, by causing the trustee to transmit notice to the holder of the affected note. Once this notice is given, it cannot be revoked. All notes for which the interest rate or spread or spread multiplier is reset on an optional reset date will bear the higher interest rate, spread or spread multiplier, whether or not tendered for repayment as described below.

    If we elect to reset the interest rate or the spread or spread multiplier of a note, the holder will have the option to elect repayment on any optional reset date at a price equal to the principal amount of the note plus any accrued interest to the optional reset date. The holder must follow the procedures set forth below under "--Redemption and repayment" for optional repayment, except that:

 .   the period for delivery of the note or notification to the trustee will be at least 25 but not more than 35 days before the optional reset date; and

 .   a holder who has tendered a note for repayment pursuant to a reset notice may, by written notice to the trustee, revoke the tender for repayment until the close of business on the tenth day before the optional reset date.

    If you hold your interest in a note indirectly, either because it is a global note or because you otherwise hold it in street name, you should check with the institution through which you hold your interest in the note to determine how these provisions will apply to you. See "Legal Ownership" in the prospectus for more information about procedures applicable to indirect interests in notes.

                             Extension of maturity

    The pricing supplement relating to each note will indicate whether we have the option to extend the maturity date for one or more extension periods up to but not beyond the final maturity date given in the pricing supplement. The following procedures will apply whenever we have this option, unless modified in the pricing supplement.

    We may exercise our option by notifying the trustee at least 50 but not more than 60 days before the maturity date in effect before the exercise of the option. No later than 40 days prior to that original maturity date, the trustee will mail to the holder of the note an extension notice stating:

 .   our election to extend the maturity;

 .   the new maturity date;

 .   the interest rate, spread or spread multiplier applicable to the extension period; and

 .   the provisions, if any, for repayment of the affected note at the option of the holder during the extension period, including the dates, periods and prices at which repayment may occur.

    The maturity date of a note will be extended automatically when the trustee transmits an extension notice to the holder. The note will have the same terms as before, except as modified by the extension notice or as provided in the next paragraph.

    Not later than 20 days before the original maturity date of a note, we may revoke the interest rate, spread or spread multiplier we gave in the extension notice and establish a higher interest rate, spread or spread multiplier for the extension period, by causing the trustee to transmit notice to the holder of the note. Once this notice is given, it cannot be revoked. All notes with respect to which the maturity date is extended will bear the new, higher interest rate, spread or spread multiplier for the extension period, whether or not tendered for repayment as described below.

    If we elect to extend the maturity date of a note, the holder will have the option to elect repayment on the original maturity date at a price equal to the principal amount plus any accrued interest to that date. The holder must follow the procedures set forth below under "--Redemption and repayment" for optional repayment, except that:

 .   the period for delivery of the note or notification to the trustee will be at least 25 but not more than 35 days before the original maturity date;
    and

 .   a holder who has tendered a note for repayment pursuant to an extension notice may, by written notice to the trustee, revoke the tender for repayment until the close of business on the tenth day before the original maturity date.

    If you hold your interest in a note indirectly, either because it is a global note or because you otherwise hold it in street name, you should check with the institution through which you hold your interest in the note to determine how these provisions will apply to you. See "Legal Ownership" in the prospectus for more information about procedures applicable to indirect interests in notes.

                            Redemption and repayment

    The pricing supplement relating to each note will indicate:

 .   whether the note can be redeemed before its maturity date at our option;

 .   if applicable, the date or dates on which it can be redeemed; and

 .   if applicable, the price or prices at which it can be redeemed, together with accrued interest to the date of redemption.

    Unless otherwise provided in the pricing supplement, the notes will not be entitled to the benefits of any sinking fund. We may redeem any of the notes that are redeemable and remain outstanding either in whole or from time to time in part, upon not less than 30 nor more than 60 days' notice. If less than all of the notes with like tenor and terms are to be redeemed, the trustee will select the notes to be redeemed by a method that the trustee deems fair and appropriate.

    The pricing supplement relating to each note will indicate whether it will be repayable at the option of the holder before its maturity date. If the note will be repayable, the pricing supplement will describe at what times the note will be repayable and at what price or prices, together with accrued interest to the date of repayment.

    In order for a note to be repaid at the option of the holder, we must receive the note with the form entitled "Option to Elect Repayment" on the reverse duly completed, at least 30 days but not more than 45 days before the repayment date, except if the pricing supplement provides otherwise. Exercise of the repayment option by the holder of a note will be irrevocable, except in the circumstances described above under "--Subsequent Interest Periods" and "-- Extension of Maturity". The holder of a note may exercise the repayment option for less than the entire principal amount of the note provided that the principal amount of the note remaining outstanding after repayment is an authorized denomination.

    If you hold your interest in a note indirectly, either because it is a global note or because you otherwise hold it in street name, you should check with the institution through which you hold your interest in the note to determine how these provisions will apply to you. See "Legal Ownership" in the prospectus for more information about procedures applicable to indirect interests in notes.

    Any optional redemption feature of the notes might affect their market value. Since we would probably redeem notes when prevailing interest rates are relatively low, holders generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate applicable to the redeemed notes.

                                Amortizing notes

    We may from time to time offer amortizing notes, for which principal and interest will be payable in installments over the term of the notes. Unless otherwise provided in the pricing supplement, interest on each amortizing note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to amortizing notes will be applied first to interest due and payable and then to the reduction of unpaid principal. Further information concerning additional terms and provisions of amortizing notes will be specified in the pricing supplement, including a table of repayment information for the amortizing notes.

                        Addendum and/or other provisions

    Any provisions with respect to the notes, including the specification and determination of the base rate, the calculation of the interest rate applicable to a floating rate note, the interest payment dates, the maturity date or any other term relating to the notes, may be modified and/or supplemented as specified under "Other Provisions" on the face of the note, or in an addendum relating to the note, if specified on the face of the note. Any provisions modified or supplemented in these ways will be described in the pricing supplement.

                                Book-entry notes

    Global notes will be deposited with, or on behalf of, the depositary and registered in the name of the depositary's nominee. Except as described below, a global note may not be transferred except as a whole by the depositary to another nominee of the depositary or to a successor of the depositary or a nominee of the successor. Unless otherwise provided in the pricing supplement, DTC will be the depositary.

    DTC has advised us and the agents that it is:

 .   a limited-purpose trust company organized under the law of the State of New
    York;

 .   a member of the Federal Reserve System;

 .   a "clearing corporation" within the meaning of the New York Uniform
    Commercial Code; and

 .   a "clearing agency" registered under the provisions of Section 17A of the
    Securities Exchange Act of 1934, as amended.

    DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in the securities that it holds through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, including the agents, banks, including the trustee, trust companies, clearing corporations and other organizations, some of whom own DTC. Access to DTC's book-entry system is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by DTC only through participants.

    When a global note is issued the depositary will credit the respective principal amounts of the notes represented by the global note to the accounts of participants on its book-entry registration and transfer system. The accounts to be credited will be designated by the agent through which a note was sold, or by us if we sold the note directly. Only participants or persons that may hold interests through participants may own beneficial interests in a global note. Ownership of beneficial interests in a global note will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary, with respect to participants' interests, or by participants or persons that may hold interests through participants, with respect to beneficial owners' interests.

    For a description of matters relating to global notes, including restrictions on eligible holders, methods of payment, recognition of legal ownership and exchange for notes in certificated form, see "Legal Ownership" generally and "Legal Ownership--Global Securities" in the prospectus.

    If certificated notes are issued in exchange for beneficial interests in a global note under the circumstances described in the prospectus, the certificated notes will be issued in registered form only, without coupons, in denominations of $100,000 (or another denomination we specify) and integral multiples of $1,000 above $100,000.

                    IMPORTANT CURRENCY EXCHANGE INFORMATION

    Purchasers are required to pay for notes in the specified currency. Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies and vice versa. Banks do not generally offer non-U.S. dollar checking or savings account facilities in the United States. However, if requested by a prospective purchaser of notes denominated in a specified currency other than U.S. dollars, the agent soliciting the offer to purchase will arrange for the conversion of U.S. dollars into the specified currency to enable the purchaser to pay for the notes. This request must be made on or before the fifth business day preceding the date of delivery of the notes, or by another date selected by the agent that presents the offer to us. The agent will make the conversion on its own terms and subject to whatever limitations, conditions and charges it has established in accordance with its regular foreign exchange practice. The purchasers of the notes will bear all costs of exchange.

                             FOREIGN CURRENCY RISKS

                          Governing law and judgments

    The notes will be governed by and construed in accordance with the law of the State of New York. Courts in the United States have not customarily rendered judgments for money damages denominated in any currency other than the U.S. dollar. The Judiciary Law of the State of New York provides, however, that judgment rendered in an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at a rate of exchange prevailing on the date of the entry of the judgment or decree.

                      Exchange rates and exchange controls

    An investment in notes that are denominated in a specified currency other than U.S. dollars, which we call "foreign currency notes", entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Similarly, an investment in a currency indexed note entails significant risks that are not associated with a similar investment in non-indexed notes. Among these risks are:

 .   the possibility of significant market changes in rates of exchange between currencies;

 .   the possibility of significant changes in rates of exchange between currencies resulting from official redenomination of a currency; and

 .   the possibility of the imposition or modification of foreign exchange controls by either the U.S. or foreign governments.

    These risks generally depend on factors over which we have no control, such as economic and political events, and on the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and some foreign currencies have been volatile, and this volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any foreign currency note. Depreciation of the currency specified in a foreign currency note against the U.S. dollar would result in a decrease in the effective yield of that note below its coupon rate and could result in a loss to the investor, on a U.S. dollar basis. Similarly, depreciation of the denominated currency of a currency indexed note against the applicable indexed currency would result in the principal amount payable on the note at the maturity date being less than the face amount. This, in turn, would decrease the effective yield of the note below its stated interest rate and could also result in a loss to the investor. See "Description of Notes--

Currency indexed notes" for further information about the amounts payable with respect to currency indexed notes.

    If a specified currency is officially redenominated, our obligations with respect to payments on notes denominated in that currency will immediately be deemed to provide for payment of the amount of redenominated currency that represents the amount of our obligations immediately before the redenomination. The notes do not provide for any adjustment to any amount payable under the notes as a result of any change in the value of a specified currency relative to any other currency due solely to fluctuations in exchange rates.

    Governments may impose exchange controls that could affect exchange rates as well as the availability of a specified currency at an interest payment date or at maturity of a foreign currency note. There can be no assurances that exchange controls will not restrict or prohibit payments of principal, premium, if any, or interest in any specified currency other than U.S. dollars. Even if there are no actual exchange controls, it is possible that at an interest payment date or at maturity of any particular foreign currency note, the specified currency for that foreign currency note would not be available to us due to circumstances beyond our control. If that happens, we will make required payments in U.S. dollars on the basis described below in "--Payment currency".

    Unless otherwise provided in the pricing supplement, the notes will not be listed on any securities exchange. Accordingly, there can be no assurance as to the liquidity of the trading market for foreign currency notes or currency indexed notes.

 .   This prospectus supplement and the accompanying prospectus do not describe all the risks of an investment in notes denominated in a specified currency other than U.S. dollars or an investment in currency indexed notes.

 .   We disclaim any responsibility to advise you of these risks as they exist at the date of this prospectus supplement or as these risks may change from time to time.

 .   You should consult your own financial and legal advisors as to the risks entailed by an investment in notes denominated in specified currencies other than U.S. dollars or an investment in currency indexed notes.

 .   Foreign currency notes and currency indexed notes are not an appropriate investment for investors who are unsophisticated with respect to foreign currency transactions.

    Payments on foreign currency notes made in a specified currency other than U.S. dollars will be made from an account with a bank located outside the United States. See "--Payment currency" for information about circumstances in which these payments may be made in U.S. dollars.

    Unless otherwise provided in the pricing supplement, notes denominated in a specified currency other than U.S. dollars will not be sold in or to residents of the country issuing the specified currency. The information in this prospectus supplement is directed to prospective purchasers who are United States residents, and we disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal, premium, if any, or interest on the notes. These persons should consult their own counsel with regard to these matters.

    Pricing supplements relating to foreign currency notes or currency indexed notes will contain information concerning historical exchange rates for the applicable specified currency against the U.S. dollar or other relevant currency, a description of the currency or currencies and any exchange controls affecting the currency or currencies. The information concerning exchange rates is furnished as a matter of information only and should not be regarded as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

                                Payment currency

    Except as described below, if payment on a foreign currency note is required to be made in a foreign currency and that currency:

 .   is unavailable due to the imposition of exchange controls or other circumstances beyond our control, or

 .   is no longer used by the government of the country issuing it, or

 .   is no longer used for the settlement of transactions by public institutions of or within the international banking community,

then all payments due on that due date will be made in U.S. dollars. The amount payable will be converted into U.S. dollars at a rate determined by the exchange rate agent on the basis of the most recently available market exchange rate or as otherwise indicated in a pricing supplement.

    The exchange rate agent will make all of these determinations in its sole discretion, except to the extent expressly provided in this prospectus supplement or a pricing supplement that any determination requires our approval. Determinations of the exchange rate agent will be conclusive for all purposes and binding on holders of the notes, unless they are clearly wrong, and the exchange rate agent will have no liability for them.

                        UNITED STATES TAX CONSIDERATIONS

    The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to holders of Notes. Except for the discussion under "Non-U.S. persons" and "Information reporting and backup withholding", the discussion generally applies only to holders of Notes that are U.S. holders. You will be a U.S. holder if you are an individual who is a citizen or resident of the United States, a U.S. domestic corporation, or any other person that is subject to U.S. federal income tax on a net income basis in respect of an investment in the notes. This summary applies to you only if you own your notes as capital assets. It does not address considerations that may be relevant to you if you are an investor to which special tax rules apply, such as a bank, tax-exempt entity, insurance company, dealer in securities or currencies, trader in securities that elects mark-to-market treatment, person that will hold notes as a position in a "straddle" or conversion transaction, or as part of a "synthetic security" or other integrated financial transaction or a person whose "functional currency" is not the U.S. dollar. Any special U.S. federal income tax considerations relevant to a particular issue of notes, including any indexed notes, will be discussed in the pricing supplement.

    This summary is based on the United States tax laws, regulations, rulings and decisions in effect or available on the date of this prospectus supplement. All of the foregoing are subject to change, and any change may apply retroactively and could affect the continued validity of this summary.

    You should consult your tax adviser about the tax consequences of holding notes, including the relevance to your particular situation of the considerations discussed below, as well as of state, local or other tax laws.

                        Payments or accruals of interest

    Payments or accruals of "qualified stated interest", as defined below, on a note will be taxable to you as ordinary interest income at the time that you receive or accrue these amounts in accordance with your regular method of tax accounting. If you use the cash method of tax accounting and you receive payments of interest according to the terms of a note in a currency other than U.S. dollars, which we call a "foreign currency", the amount of interest income you will realize will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date you receive the payment regardless of whether you convert the payment into U.S. dollars. If you are an accrual-basis U.S. holder, the amount of interest income you will realize will be based on the average exchange rate in effect during the interest accrual period (or with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year). Alternatively, as an accrual-basis U.S. holder you may elect to translate all interest income on foreign currency-denominated notes at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that spans more than one taxable year) or on the date that you receive the interest payment if that date is within five business days of the end of the accrual period. If you make this election you must apply it consistently to all debt instruments from year to year and you cannot change the election without the consent of the Internal Revenue Service. If you use the accrual method of accounting for tax purposes you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. This foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the note.

                     Purchase, sale and retirement of notes

    Initially, your tax basis in a note generally will equal the cost of the note to you. Your basis will increase by any amounts that you are required to include in income under the rules governing original issue discount and market discount, and will decrease by the amount of any amortized premium and any payments other than qualified stated interest made on the note. The rules for determining these amounts are discussed below. If you purchase a note that is denominated in a foreign currency, the cost to you, and therefore generally your initial tax basis, will be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on that date. If the foreign currency note is traded on an established securities market and you are a cash-basis taxpayer (or if you are an accrual-basis taxpayer that makes a special election), then you will determine the U.S. dollar value of the cost of the note by translating the amount of the foreign currency that you paid for the note at the spot rate of exchange on the settlement date of your purchase. The amount of any subsequent adjustments to your tax basis in a note in respect of foreign currency-denominated original issue discount, market discount and premium will be determined in the manner described below. If you convert U.S. dollars into a foreign currency and then immediately use that foreign currency to purchase a note, you generally will not have any taxable gain or loss as a result of the conversion or purchase.

    When you sell or exchange a note, or if a note is retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction (less any accrued qualified stated interest, which will be taxable in the manner described above) and your tax basis in the note. If you sell or exchange a note for a foreign currency, or receive foreign currency on the retirement of a note, the amount you will realize for U.S. tax purposes generally will be the dollar value of the foreign currency that you receive calculated at the exchange rate in effect on the date the foreign currency note is disposed of or retired. If you dispose of a foreign currency note that is traded on an established securities market and you are a cash-basis U.S. holder (or if you are an accrual-basis holder that makes a special election), then you will determine the U.S. dollar value of the amount realized by translating the amount at the spot rate of exchange on the settlement date of the sale, exchange or retirement.

    The special election available to you if you are an accrual-basis taxpayer in respect of the purchase and sale of foreign currency notes traded on an established securities market, which is discussed in the two preceding paragraphs, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the Internal Revenue Service.

    Except as discussed below with respect to market discount and foreign currency gain or loss, the gain or loss that you recognize on the sale, exchange or retirement of a note generally will be long-term capital gain or loss if you have held the note for more than one year. Net long-term capital gain recognized by an individual U.S. holder generally will be subject to a maximum tax rate of 20%. The ability of U.S. holders to offset capital losses against ordinary income is limited.

    Despite the foregoing, the gain or loss that you recognize on the sale, exchange or retirement of a foreign currency note generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held the note. This foreign currency gain or loss will not be treated as an adjustment to interest income that you receive on the note.


                            Original issue discount

    If we issue notes at a discount from their stated redemption price at maturity, and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the notes multiplied by the number of full years to their maturity, the notes will be "original issue discount notes". The difference between the issue price and the stated redemption price at maturity of the notes will be the "original issue discount". The "issue price" of the notes will be the first price at which a substantial amount of the notes are sold to the public, that is, excluding sales of notes to underwriters, placement agents, wholesalers, or similar persons. The "stated redemption price at maturity" will include all payments under the notes other than payments of qualified stated interest. The term "qualified stated interest" generally means stated interest that is unconditionally payable in cash or property, other than debt instruments issued by UTC, at least annually during the entire term of a note at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices.

    If you invest in original issue discount notes, the special tax accounting rules for original issue discount obligations provided by the Internal Revenue Code and relevant Treasury regulations generally will apply to you. You should be aware that, as described in greater detail below, if you invest in an original issue discount note you generally will be required to include original issue discount in ordinary gross income for U.S. federal income tax purposes as it accrues, before you receive the cash attributable to that income.

    In general, and regardless of whether you use the cash or the accrual method of tax accounting, if you are the holder of an original issue discount note with a maturity greater than one year, you will be required to include in ordinary gross income the sum of the "daily portions" of original issue discount on that note for all days during the taxable year that you own the note. The daily portions of original issue discount on an original issue discount note are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that period. Accrual periods may be any length and may vary in length over the term of an original issue discount note, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. If you are the initial holder of the note, the amount of original issue discount on an original issue discount note allocable to each accrual period is determined by:

 .   multiplying the "adjusted issue price", as defined below, of the note at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity of the note and the denominator of which is the number of accrual periods in a year; and

 .   subtracting from that product the amount, if any, payable as qualified stated interest allocable to that accrual period.

In the case of an original issue discount note that is a floating rate note, both the "annual yield to maturity" and the qualified stated interest will be determined for these purposes as though the note will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the note on its date of issue or, in the case of some floating rate notes, the rate that reflects the yield that is reasonably expected for the note. Additional rules may apply if interest on a floating rate note is based on more than one interest index. The "adjusted issue price" of an original issue discount note at the beginning of any accrual period will generally be the sum of its issue price, including any accrued interest, and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than any qualified stated interest payments on the note in all prior accrual periods. All payments on an original issue discount note, other than qualified stated interest, will generally be viewed first as payments of previously accrued original issue discount to the extent of the previously accrued discount, with payments considered made from the earliest accrual periods first, and then as a payment of principal. The "annual yield to maturity" of a note is the discount rate, appropriately adjusted to reflect the length of accrual periods, that causes the present value on the issue date of all payments on the note to equal the issue price. As a result of this "constant yield" method of including original issue discount income, the amounts you will be required to include in your gross income if you invest in an original issue discount note denominated in U.S. dollars will generally be less in the early years and greater in the later years than amounts that would be includible on a straight-line basis.

    You generally may make an irrevocable election to include in income your entire return on a note, that is, the excess of all remaining payments to be received on the note, including payments of qualified stated interest, over the amount you paid for the note, under the constant yield method described above. For notes purchased at a premium or bearing market discount in your hands, if you make this election you will also be deemed to have made the election to amortize premium or to accrue market discount in income currently on a constant yield basis. See "Premium and market discount" below for a discussion of this election.

    In the case of an original issue discount note that is also a foreign currency note, you should determine the U.S. dollar amount includible as original issue discount for each accrual period by (1) calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method, and (2) translating the foreign currency amount so received at the average exchange rate in effect during that accrual period (or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for each partial period). Alternatively, you may translate the foreign currency amount so derived at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, for an accrual period that spans two taxable years) or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the election described under the caption "Payments or accruals of interest" above. Because exchange rates may fluctuate, if you are the holder of an original issue discount note that is also a foreign currency note you may recognize a different amount of original issue discount income in each accrual period than would be the case if you were the holder of an otherwise similar original issue discount note denominated in U.S. dollars. Upon the receipt of an amount attributable to original issue discount (whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the original issue discount note), you will recognize ordinary income or loss measured by the difference between the amount received (translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the original issue discount note, as the case may be) and the amount accrued, using the exchange rate applicable to that previous accrual.

    If you purchase an original issue discount note outside of the initial offering at a cost less than its "remaining redemption amount", or if you purchase an original issue discount note in the initial offering at a price other than the note's issue price, you will also generally be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire an original issue discount note at a price greater than its adjusted issue price, you will be entitled to reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price. The remaining redemption amount for an original issue discount note is the total of all future payments to be made on the note other than qualified stated interest.

    Original issue discount notes may be redeemable prior to maturity, either at the option of UTC or at the option of the holder, or may have special repayment or interest rate reset features, as indicated in the pricing supplement. Rules that differ from the general rules discussed above may apply to original issue discount notes with these features. If you purchase original issue discount notes with these features, you should carefully examine the pricing supplement and consult your tax adviser about their treatment since the tax consequences of original issue discount will depend, in part, on the particular terms and features of the notes.

                                Short-term notes

    The rules described above will also generally apply to original issue discount notes with maturities of one year or less, which we call "short-term notes", but with some modifications.

    First, the original issue discount rules treat none of the interest on a short-term note as qualified stated interest, but treat a short-term note as having original issue discount. Thus, all short-term notes will be original issue discount notes. Except as noted below, if you are a cash-basis holder of a short-term note and you do not identify the short-term note as part of a hedging transaction you will generally not be required to accrue original issue discount currently, but you will be required to treat any gain realized on a sale, exchange or retirement of the note as ordinary income to the extent this gain does not exceed the original issue discount accrued with respect to the note during the period you held the note. You may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or continued to purchase or carry a short-term note until the maturity of the note or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, if you are a cash-basis U.S. holder of a short-term note you may elect to accrue original issue discount on a current basis, in which case the limitation on the deductibility of interest described above will not apply. A U.S. holder using the accrual method of tax accounting and some cash method holders (including banks, securities dealers, regulated investment companies and certain trust funds) generally will be required to include original issue discount on a short-term note in gross income on a current basis. Original issue discount will be treated as accruing for these purposes on a ratable basis or, at the election of the holder, on a constant yield basis based on daily compounding.

    Second, regardless of whether you are a cash- or accrual-basis holder, if you are the holder of a short-term note you can elect to accrue any "acquisition discount" with respect to the note on a current basis. Acquisition discount is the excess of the remaining redemption amount of the note at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the holder, under a constant yield method based on daily compounding. If you elect to accrue acquisition discount, the original issue discount rules will not apply.

    Finally, the market discount rules described below will not apply to short-term notes.

    As described above, special redemption features may apply to the notes, as indicated in the pricing supplement. These features may affect the determination of whether a note has a maturity of one year or less and thus is a short-term note. If you purchase notes with these features, you should carefully examine the pricing supplement and consult your tax adviser about these features.

                          Premium and market discount

    If you purchase a note at a cost greater than the note's remaining redemption amount, you will be considered to have purchased the note at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the note. If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the Internal Revenue Service. If you elect to amortize the premium you will be required to reduce your tax basis in the note by the amount of the premium amortized during your holding period. The original issue discount rules described above will not apply to original issue discount notes purchased at a premium. In the case of premium on a foreign currency note, you should calculate the amortization of the premium in the foreign currency. Amortization deductions attributable to a period reduce interest payments in respect of that period, and therefore are translated into U.S. dollars at the rate that you use for those interest payments. Exchange gain or loss will be realized with respect to amortized premium on a foreign currency note based on the difference between the exchange rate computed on the date or dates the premium is amortized against interest payments on the note and the exchange rate on the date when the holder acquired the note. For a U.S. holder that does not elect to amortize premium, the amount of premium will be included in your tax basis when the note matures or is disposed of. Therefore, if you do not elect to amortize premium and you hold the note to maturity, you generally will be required to treat the premium as capital loss when the note matures.

    If you purchase a note at a cost that is lower than the note's remaining redemption amount (or in the case of an original issue discount note, the note's adjusted issue price), by 0.25% or more of the remaining redemption amount (or adjusted issue price), multiplied by the number of remaining whole years to maturity, the note will be considered to bear "market discount" in your hands. In this case, any gain that you realize on the disposition of the note generally will be treated as ordinary interest income to the extent of the market discount that accrued on the note during your holding period. In addition, you could be required to defer the deduction of a portion of the interest paid or accrued on any indebtedness that you incurred or continued to purchase or carry the note. In general, market discount will be treated as accruing ratably over the term of the note, or, at your election, under a constant yield method. You must accrue market discount on a foreign currency note in the specified currency. The amount that you will be required to include in income in respect of accrued market discount will be the U.S. dollar value of the accrued amount, generally calculated at the exchange rate in effect on the date that you dispose of the note.

    You may elect to include market discount in gross income currently as it accrues on either a ratable or constant yield basis, in lieu of treating a portion of any gain realized on a sale of the note as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If you do make an election of this kind, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the Internal Revenue Service. Any accrued market discount on a foreign currency note that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period or portion of the accrual period within the holder's taxable year.

         Indexed notes and other notes providing for contingent payment

    Special rules govern the tax treatment of debt obligations that provide for contingent payments, which we call "contingent debt obligations". These rules generally require accrual of interest income on a constant yield basis in respect of contingent debt obligations at a yield determined at the time of issuance of the obligation, and may require adjustments to these accruals when any contingent payments are made. We will provide a detailed description of the tax considerations relevant to U.S. holders of any contingent debt obligations in the pricing supplement.

                                Non-U.S. persons

    The following summary applies to you if you are not a United States person for U.S. federal income tax purposes. You are a United States person, and therefore this summary does not apply to you, if you are:

 .   a citizen or resident of the United States or its territories, possessions or other areas subject to its jurisdiction,

 .   a corporation, partnership or other entity organized under the laws of the
    United States or any political subdivision,

 .   an estate, the income of which is subject to United States federal income taxation regardless of its source or

 .   a trust if (i) a United States court is able to exercise primary supervision over the trust's administration and (ii) one or more United States persons have the authority to control all of the trust's substantial decisions.

    If you are not a United States person, the interest income that you derive in respect of the notes generally will be exempt from United States federal income taxes, including withholding tax, provided that:

 .   you do not actually or constructively own 10% or more of the combined voting power of all classes of stock of UTC and you are not a controlled foreign corporation that is related to UTC through stock ownership, and

 .   the beneficial owner provides a statement signed under penalties of perjury that includes its name and address and certifies that it is not a United States person in compliance with applicable requirements (or, with respect to payments made after December 31, 2000, satisfies certain documentary evidence requirements for establishing that it is not a United States person).

    If you are not a United States person, any gain you realize on a sale or exchange of notes generally will be exempt from United States federal income tax, including withholding tax, unless:

 .   your gain is effectively connected with your conduct of a trade or business in the United States or

 .   you are an individual holder and are present in the United States for 183 days or more in the taxable year of the sale, and either (1) your gain is attributable to an office or other fixed place of business that you maintain in the United States or (2) you have a tax home in the United States.

    United States Federal estate tax will not apply to a note held by an individual holder who at the time of death is not a citizen or resident of the United States, if the holder did not at the time of death actually or constructively own 10% or more of the combined voting power of all classes of stock of UTC, and, at the time of the holder's death, payments of interest on the note would not have been effectively connected with the conduct by the holder of a trade or business in the United States.

                  Information reporting and backup withholding

    The paying agent must file information returns with the United States Internal Revenue Service in connection with note payments made to certain United States persons. If you are a United States person, you generally will not be subject to a 31% United States backup withholding tax on such payments if you provide your taxpayer identification number to the paying agent. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the notes. If you are not a United States person, in order to avoid information reporting and backup withholding tax requirements you may have to comply with certification procedures to establish that you are not a United States person.

                       SUPPLEMENTAL PLAN OF DISTRIBUTION

    UTC and Goldman, Sachs & Co., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc., whom we call the "agents", have entered into a distribution agreement with respect to the notes. Subject to certain conditions, the agents have agreed to use their reasonable best efforts to solicit purchases of the notes. UTC has the right to accept offers to purchase notes and may reject any proposed purchase of the notes. The agents may also reject any offer to purchase notes. We will pay the agents a commission on any notes sold through the agents. Unless a greater amount has been specified in the pricing supplement, the commission will range from 0.125% to 0.750% of the principal amount of the notes, depending on the maturity of the notes.

    We may also sell notes to the agents who will purchase the notes as principals for their own accounts. Any sale to an agent as principal will be made at a discount equal to the agent commissions stated on the cover page of this prospectus supplement if no other discount is agreed. Any notes the agents purchase as principal may be resold at the market price or at other prices determined by the agents at the time of resale. UTC may also sell notes directly on its own behalf. No commissions will be paid on notes sold directly by UTC.

    The agents may resell any notes they purchase to other brokers or dealers at a discount which may include all or part of the discount the agents received from UTC. The agents will purchase the notes at a price equal to 100% of the principal amount less a discount. Unless otherwise stated the discount will equal the applicable commission on an agency sale of notes of the same maturity. If all the notes are not sold at the initial offering price, the agents may change the offering price and the other selling terms.

    The notes are a new issue of securities with no established trading market and will not be listed on a securities exchange. No assurance can be given as to the liquidity of the trading market for the notes.

    In connection with the offering, the agents may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the agents of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

    The agents may also impose a penalty bid. This occurs when a particular agent repays to the agents a portion of the underwriting discount received by it because the agents have repurchased notes sold by or for the account of that agent in stabilizing or short covering transactions.

    These activities by the agents may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. If these activities are commenced, they may be discontinued by the agents at any time. These transactions may be effected in the over-the-counter market or otherwise.

    The agents, whether acting as agents or principals, may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. We have agreed to indemnify the several agents against liabilities, including liabilities under the Securities Act of 1933.

    The agents may sell to dealers who may resell to investors and the agents may pay all or part of the discount or commission they receive from UTC to the dealers. These dealers may be deemed to be "underwriters" within the meaning of the Securities Act.

    Unless otherwise indicated in the pricing supplement, the purchase price of the notes will be required to be paid in immediately available funds in New York, New York.

    Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. may be customers of, engage in transactions with, and perform services for, UTC in the ordinary course of business.

                               VALIDITY OF NOTES

    The validity of the notes will be passed upon for us by Cleary, Gottlieb, Steen & Hamilton, New York, New York, and for the agents by Sullivan & Cromwell, New York, New York. The opinions of Cleary, Gottlieb, Steen & Hamilton and Sullivan & Cromwell will be conditioned upon, and subject to, assumptions regarding future actions required to be taken by us and by the trustee in connection with the issuance and sale of any particular note, the specific terms of notes and other matters which may affect the validity of notes but which cannot be ascertained on the date of their opinions.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not the solicitation of an offer to + +buy these securities in any state where the offer or sale is not permitted. +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                   SUBJECT TO COMPLETION, DATED JULY 15, 1999

                                 $1,000,000,000

                  [LOGO FOR UNITED TECHNOLOGIES APPEARS HERE]

                        Debt Securities, Debt Warrants,
                   Currency Warrants and Stock-Index Warrants

                                  -----------

  United Technologies Corporation intends to offer from time to time debt securities, debt warrants, currency warrants and stock-index warrants. United Technologies Corporation will receive an aggregate amount of up to $1,000,000,000 from the sales of the debt securities and warrants. The debt securities and warrants may be offered together or separately and in one or more series, in amounts, at prices and on other terms to be determined at the time of the offering and described for you in an accompanying prospectus supplement.

  United Technologies Corporation may sell the debt securities and warrants directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of debt securities or warrants to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement.

                                  -----------

  Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                  -----------

                        Prospectus dated July   , 1999.

                             ABOUT THIS PROSPECTUS

    This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of the debt securities and warrants described in this prospectus in one or more offerings. From the sales of the debt securities and warrants we will receive an aggregate amount of up to $1,000,000,000 (which is the aggregate issue price of all warrants issued, the principal face amount of all debt securities issued at their principal face amount and the issue price rather than the principal amount of any debt securities issued at original issue discount and the exercise price of any debt securities issuable upon the exercise of a warrant to purchase debt securities). This prospectus provides you with a general description of the debt securities and warrants we may offer. Each time we sell debt securities or warrants, we will provide one or more prospectus supplements, attached to the front of this prospectus, that will contain specific information about the terms of that offering. Those terms may vary from the terms described in this prospectus. Thus, the summary descriptions of the debt securities and warrants in this prospectus are subject to, and qualified by reference to, the descriptions of the particular terms of any series of the securities contained in any related prospectus supplements. The prospectus supplements may also add, update or change other information contained in this prospectus. Before you invest in a particular issue of debt securities or warrants, you should read both this prospectus and any related prospectus supplements together with additional information described under the heading "Where You Can Find More Information".

                              UNITED TECHNOLOGIES

    United Technologies Corporation and its consolidated subsidiaries provide high technology products to aerospace and building systems customers throughout the world. United Technologies Corporation and its consolidated subsidiaries conduct their business within four principal operating segments. The operating units of United Technologies Corporation and its consolidated subsidiaries are grouped based upon the operating segment in which they participate. The units participating in each operating segment and their respective principal products are as follows:

  . Otis offers a wide range of elevators, escalators, moving walks and shuttle systems and related installation, maintenance and repair services; and modernization products and services for elevators and escalators.

  . Carrier provides heating, ventilating and air conditioning (HVAC) equipment for commercial, industrial and residential buildings; HVAC replacement parts and services; building controls; commercial, industrial and transport refrigeration equipment; and aftermarket service and components.

  . Pratt & Whitney provides large and small commercial and military turbofan (jet) and turboprop engines, spare parts and product support; specialized engine maintenance and overhaul and repair services for airlines, government and private fleets; and rocket engines and space propulsion systems and industrial gas turbines.

  . Flight Systems is made up of Sikorsky and Hamilton Standard. Sikorsky offers military and commercial helicopters and maintenance services. Hamilton Standard offers engine and flight controls; propellers; environmental controls systems and space life support systems.

    Until recently, United Technologies Corporation conducted its business through a fifth operating segment. The business of this segment, which was conducted through UT Automotive, manufactured automotive electrical and electronic components, automotive trim systems and insulation and acoustical materials and systems. On May 4, 1999, United Technologies Corporation completed the sale of its UT Automotive unit to Lear Corporation. United Technologies Corporation's financial statements for the three year period ended December 31, 1998, have been restated to reflect UT Automotive as a discontinued operation. These restated financial statements have been filed in United Technologies Corporation's Current Report on Form 8-K filed on June 11, 1999.

    On June 10, 1999, United Technologies Corporation completed the acquisition of Sundstrand Corporation. Sundstrand Corporation was merged with a wholly owned subsidiary of United Technologies Corporation, which was renamed Hamilton Sundstrand Corporation. Hamilton Sundstrand Corporation is a leader in the design and manufacture of proprietary, technology based components and subsystems for aerospace and industrial markets. Hamilton Sundstrand Corporation and United Technologies Corporation's Hamilton Standard division are part of the Flight Systems operating segment.

    For further information on the acquisition and the sale described in this section, including important pro forma financial information, please see our Current Reports on Form 8-K dated April 14, 1999, June 11, 1999 and June 18, 1999 which are incorporated by reference in this prospectus.

    United Technologies Corporation was incorporated in Delaware in 1934. Unless the context otherwise requires, "UTC", "we", "us" or "our" means United Technologies Corporation. UTC's principal executive offices are located at United Technologies Building, One Financial Plaza, Hartford, Connecticut, 06101, telephone (860) 728-7000.

                       RATIO OF EARNINGS TO FIXED CHARGES

 Three Months                        Years Ended December 31,
    Ended              ---------------------------------------------------------------------------------------
March 31, 1999         1998               1997               1996               1995               1994
--------------         ----               ----               ----               ----               ----
     6.54              7.40               6.75               5.32               4.65               3.51

    For purposes of computing the ratio of earnings to fixed charges, earnings are divided by fixed charges. Earnings represent the sum of income from continuing operations before income taxes and minority interests for UTC and its subsidiaries plus fixed charges, minus interest capitalized, plus amortization of interest capitalized. Fixed charges represent interest paid or accrued on indebtedness of UTC and its consolidated subsidiaries (including interest capitalized) plus one-third (the proportion deemed representative of the interest factor) of rents. The ratios of earnings to fixed charges set forth above reflect UT Automotive as a discontinued operation.

    The pro-forma ratio of earnings to fixed charges for the quarter ended March 31, 1999, reflects the sale of UT Automotive to Lear Corporation, the acquisition of Sundstrand, interest related to the issuance of long-term and medium-term debt and the use of $906 million of the proceeds from the sale to fund a part of the acquisition price, as if these transactions had occurred on January 1, 1999.

                                                           United Technologies
                                                            Pro Forma Quarter
                                                             Ended March 31,
                                                                  1999
                                                           -------------------
Fixed Charges:
Interest expense                                                  $ 80
Interest capitalized                                                 4
One-third of rents                                                  21
                                                                  ----
Total Fixed Charges                                               $105
                                                                  ====
Earnings:
Income from continuing operations before income taxes and
 minority interests                                               $484
Fixed charges per above                                            105
Less: interest capitalized                                          (4)
                                                                  ----
                                                                   101
Amortization of interest capitalized                                 7
                                                                  ----
Total Earnings                                                    $592
                                                                  ====
Ratio of Earnings to Fixed Charges                                5.64
                                                                  ====

                                USE OF PROCEEDS

    Except as otherwise provided in an accompanying prospectus supplement, the net proceeds from the sale of the debt securities and warrants described in this prospectus will be added to our general funds and will be used for our general corporate purposes and those of our consolidated subsidiaries, which may include acquisitions or repurchases of our stock.

    From time to time, we may engage in additional public or private financings of a character and amount which we may deem appropriate.

                                LEGAL OWNERSHIP

                     Street Name and Other Indirect Holders

    Investors who hold debt securities or warrants in accounts at banks or brokers will generally not be recognized by us as holders of those debt securities or warrants. When we refer to the "holders" of debt securities or warrants, we mean only the actual legal holders of the debt securities or warrants, as we explain further below under the heading "--The Term "Holder' as Used in This Prospectus and Elsewhere". Holding debt securities or warrants in accounts at banks or brokers is called holding in "street name." If you hold debt securities or warrants in street name, we will recognize only the bank or broker, or the financial institution the bank or broker uses to hold debt securities or warrants, as a holder. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities or warrants, either because they agree to do so in their customer agreements or because they are legally required to. If you hold debt securities or warrants in street name you should check with your own institution to find out:

  . How it handles payments and notices with respect to debt securities or warrants;

  .   Whether it imposes fees or charges;

  .   How it would handle voting if ever required;

  . How and when you should notify it to exercise on your behalf any rights or options that may exist under the debt securities or warrants;

  . Whether and how you can instruct it to send you debt securities or warrants registered in your own name so you can be a direct holder as described below; and

  . How it would pursue rights under the debt securities or warrants if there were a default or other event triggering the need for holders to act to protect their interests.

                                 Direct Holders

    Our obligations, as well as the obligations of the trustee, any warrant agent and any third parties employed by us, the trustee or any warrant agent, run only to persons who are registered as holders of debt securities or warrants, except as may be specifically provided for in a warrant agreement, warrant certificate or other contract governing the debt securities or warrants. As noted above, we do not have obligations to you if you hold in street name or through other indirect means, either because you choose to hold debt securities or warrants in that manner or because the debt securities or warrants are issued in the form of "global securities" as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a street name customer but does not do so.

                               Global Securities

    A global security is a special type of indirectly held debt security or warrant. If we choose to issue debt securities or warrants in the form of global securities, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the global security be registered in the name of a financial institution we select and by requiring that the debt securities or warrants included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the "depositary". Any person wishing to own a debt security or warrant must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement or pricing supplement indicates whether your series of debt securities or warrants will be issued only as global securities.

    As an indirect holder, your rights relating to a global security will be governed by the account rules of your financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize you as a holder of debt securities or warrants and instead deal only with the depositary that holds the global security.

    You should be aware that if debt securities or warrants are issued only in the form of global securities:

  . you cannot have debt securities or warrants registered in your own name;

  . you cannot receive physical certificates for your interest in the debt securities or warrants;

  . you will be a street name holder and must look to your own bank or broker for payments on the debt securities or warrants and protection of your legal rights relating to the debt securities or warrants;

  . you may not be able to sell interests in the debt securities or warrants to some insurance companies and other institutions that are required by law to own their debt securities or warrants in the form of physical certificates;

  . the depositary's policies will govern payments, transfers, exchange and other matters relating to your interest in the global security. We, the trustee and any warrant agent have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in the global security. We, the trustee and any warrant agent also do not supervise the depositary in any way; and

  . the depositary will require that interests in a global security be purchased or sold within its system using same-day funds for settlement.

    In a few special situations described later, the global security will terminate and interests in it will be exchanged for physical certificates representing debt securities or warrants. After that exchange, the choice of whether to hold debt securities or warrants directly or in street name will be up to you. You must consult your bank or broker to find out how to have your interests in debt securities or warrants transferred to your name, so that you will be a direct holder.

    Unless we specify otherwise in the prospectus supplement or pricing supplement, the special situations for termination of a global security are:

  . When the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary and we do not or cannot appoint a successor depositary within 90 days;

  . When we notify the trustee that we wish to terminate the global security; or

  . When an event of default on the debt securities has occurred and has not been cured. (Defaults are discussed later under "Description of Debt Securities--Events of Default").

    The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of debt securities or warrants covered by the prospectus supplement. When a global security terminates, the depositary (and not us, the trustee or any warrant agent) is responsible for deciding the names of the institutions that will be the initial direct holders.

                       The Term "Holder" as Used in This
                            Prospectus and Elsewhere

    In the descriptions of the debt securities and warrants included in this prospectus and any attached prospectus supplement, when we refer to the "holder" of a given debt security or warrant as being entitled to specified rights or payments, or being permitted to take specified actions, we are in all cases referring to the actual legal holder of the debt security or warrant. While you will be the holder if you hold a certificated security registered in your name, more often than not the holder will actually be either the broker, bank or other financial institution where you have your street name account, or, in the case of a global security, the depositary. This means that if you are an indirect holder, you will need to coordinate with the institution through which you hold your interest in a debt security or warrant in order to determine how the provisions involving holders described in this prospectus and any prospectus supplement will actually apply to you. For example, if the debt security or warrant in which you hold a beneficial interest in street name can be repaid at the option of the holder, you cannot redeem it yourself by following the procedures described in the prospectus supplement. Instead, you would need to cause the institution through which you hold your interest to take those actions on your behalf. Your institution may have procedures and deadlines different from or additional to those described in the prospectus supplement relating to that debt security or warrant.

                         DESCRIPTION OF DEBT SECURITIES

                                 The Indenture

    As required by federal law for all notes and debentures of companies that are publicly offered, the debt securities offered pursuant to this prospectus are governed by a document called the "indenture". The indenture is a contract dated as of April 1, 1990, as supplemented from time to time, between UTC and State Street Bank and Trust Company (as successor to The Connecticut National
Bank), which acts as trustee. The indenture is an exhibit to the registration statement. See "Where You Can Find More Information" for information on how to obtain a copy of the indenture.

    The following description of the indenture and summaries of some provisions of the indenture do not describe every aspect of the debt securities and are subject, and are qualified in their entirety by reference, to all the provisions of the indenture including definitions of terms used in the indenture. For example, in this section we use some terms that have been given special meaning in the indenture. We describe the meaning for only the more important terms. We also include references in parentheses to some sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in the prospectus supplement, those sections or defined terms are incorporated by reference here or in the prospectus supplement.

   Terms of the Debt Securities to Be Described in the Prospectus Supplement

    The particular terms of each issue of debt securities, as well as any modifications or additions to the general terms of the indenture which may be applicable in the case of that issue of debt securities, will be described in the related prospectus supplement. This description will include, where applicable:

  .   the title of that issue of debt securities;

  . any limit upon the aggregate principal amount of that issue of debt securities;

  . the percentage of the principal amount for which that issue of debt securities will be issued;

  . the date or dates on which the principal of that issue of debt securities will be payable, or the method by which this date or these dates will be determined or extended;

  . the rate or rates (which may be fixed or variable), at which that issue of debt securities will bear interest, if any, or the method by which this rate or these rates will be determined;

  . the date or dates from which any interest will accrue, or the method by which this date or these dates will be determined, the dates on which payment of any interest will be payable on any registered security and the regular record dates for these interest payment dates and the basis on which any interest will be calculated if other than on the basis of a 360-day year of twelve 30-day months;

  . the place or places where the principal, premium, if any, and interest, if any, on that issue of debt securities will be payable;

  . the place or places where that issue of debt securities may be surrendered for exchange, and notices or demands to or upon UTC in respect of debt securities may be served and any registered securities may be surrendered for registration of transfer;

  . the period or periods within which, the price or prices at which, the currency, currencies, currency unit or units or composite currencies in which, and the other terms and conditions upon which, that issue of debt securities may be redeemed in whole or in part, at the option of UTC;

  . the obligation, if any, of UTC to redeem, repay or purchase that issue of debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of debt securities and the period or periods within which, the price or prices at which, the currency, currencies, currency unit or units or composite currencies in which, and the other terms and conditions upon which, that issue of debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

  . the currency, currencies or currency unit or composite currency in which that issue of debt securities will be denominated and/or in which the principal, premium, if any, or interest on that issue of debt securities will be payable;

  . whether the amount of payments of principal, premium, if any, or interest on that issue of debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, without limitation, be based on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices) and the manner in which these amounts will be determined;

  . whether UTC or a holder may elect payment of the principal, premium, if any, or interest on that issue of debt securities in a currency, currencies, currency unit or units or composite currency other than that in which the debt securities are stated to be payable, and the period or periods within which, and the terms and conditions upon which, this election may be made, and the time and manner of determining the exchange rate between the coin or currency, currencies, currency unit or units or composite currency in which the debt securities are denominated or stated to be payable and the coin or currency, currencies, currency unit or units or composite currency in which the debt securities are to be so payable;

  . any deletions from, modifications of or additions to the events of default or covenants of UTC with respect to that issue of debt securities, whether or not these events of default or covenants are consistent with the events of default or covenants contained in the indenture as originally executed;

  . whether the provisions of Article Fourteen of the indenture described under "--Defeasance and Covenant Defeasance" apply to that issue of debt securities and any change to those provisions that apply to that issue of debt securities;

  . provisions, if any, granting special rights to the holders of that issue of debt securities if any specified events occur;

  . the designation of any security registrars, paying agents, depositaries or exchange rate agents for that issue of debt securities;

  . whether that issue of debt securities is to be issuable as registered securities, bearer securities or both, whether any debt securities of that issue are to be issuable initially in temporary global form and whether any debt securities of that issue are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any permanent global debt security may exchange these interests for debt securities of like tenor of any authorized form and denomination and the circumstances under which any exchanges of this kind may occur, and whether registered securities may be exchanged for bearer securities (if permitted by applicable laws and regulations) and the circumstances under which and the place or places where exchanges of this kind, if permitted, may be made;

  . the person to whom any interest on any registered security will be payable, if other than the person in whose name that debt security (or one or more predecessor securities) is registered at the close of business on the regular record date for the interest, the manner in which, or the person to whom, any interest on any bearer security will be payable, if otherwise than in exchange for the coupons appertaining to the bearer security as they individually mature, and the extent to which, or the manner in which, any interest payable on a temporary global debt security on an interest payment date will be paid;

  . if the debt securities of that issue are to be issued upon the exercise of warrants, the time, manner and place for the debt securities to be authenticated and delivered;

  . whether and under what circumstances UTC will pay additional amounts as contemplated by Section 1010 of the indenture on that issue of debt securities to any holder who is not a United States person in respect of any tax, assessment or governmental charge, including any modification to the definition of "United States person" as contained in the indenture as originally executed, and, if so, whether and on what terms UTC will have the option to redeem the debt securities rather than pay additional amounts;

  . the manner in which principal, premium, if any, and interest, if any, will be payable;

  . if applicable, a discussion of United States federal income tax, accounting or other special considerations;

  . the manner in which debt securities of that issue will be transferable; and

  . any other terms, conditions, rights and preferences, or limitations on rights and preferences, of that issue of debt securities consistent with the provisions of the indenture.

    If any series of debt securities are sold for, are payable in or are denominated in one or more foreign currencies, currency units or composite currencies, applicable restrictions, elections, tax consequences, specific terms and other information with respect to that series of debt securities and such currencies, currency units or composite currencies will be set forth in the related prospectus supplement.

    We may issue debt securities other than the debt securities described in this prospectus. There is no requirement that any other debt securities that we issue be issued under the indenture. Thus, any other debt securities that we issue may be issued under other indentures or documentation, containing provisions different from those included in the indenture or applicable to one or more issues of the debt securities described in this prospectus.

Indenture Provisions Relating to the Possible Issuance of One or More Series of
                                Debt Securities

    The debt securities described in this prospectus and additional unsubordinated, unsecured debt securities of UTC unlimited as to aggregate principal amount may be issued in one or more series under the indenture (Section 301). The debt securities described in this prospectus and any additional debt securities so issued under the indenture are collectively referred to in this prospectus, while a single trustee is acting for all holders of these debt securities, as the "indenture securities." The indenture also provides that there may be more than one trustee under the indenture, each with respect to one or more different series of indenture securities. See "-- Trustee" for a discussion of the trustee's responsibilities if there is more than one trustee under the indenture. At a time when two or more trustees are acting, each with respect to only certain series of debt securities, the term "indenture securities" as used in this prospectus will mean the one or more series with respect to which each respective trustee is acting. If there is more than one trustee under the indenture, the powers and trust obligations of each trustee as described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. The effect of the provisions contemplating that at a particular time there might be more than one trustee acting is that, in that event, those indenture securities (whether of one or more than one series) for which each trustee is acting would be treated as if issued under a separate indenture.

    Each series of debt securities will constitute non-convertible, unsecured and unsubordinated obligations of UTC and will rank on a parity with all other unsecured and unsubordinated indebtedness of UTC, including each other series of debt securities.

    Debt securities may be issued under the indenture as original issue discount securities to be offered and sold at a substantial discount from their principal amount. Special federal income tax, accounting and other considerations applicable to original issue discount securities will be described under a separate heading in the prospectus supplement relating to any original issue discount securities.

    The indenture provides that in determining whether the holders of the requisite principal amount of indenture securities of a series then outstanding have given any request, demand, authorization, direction, notice, consent or waiver under the indenture or whether a quorum is present at a meeting of holders of indenture securities:

  . the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of the principal of that security that would be due and payable as of the date of that determination upon acceleration of the maturity of the security;

  . the principal amount of an indenture security denominated in one or more foreign currencies or currency units will be deemed to be the U.S. dollar equivalent, determined on the date of original issuance of that indenture security, of the principal amount or, in the case of an original issue discount security, the U.S. dollar equivalent, on the date of original issuance of the original issue discount security, of the amount determined as provided in the immediately preceding bullet point; and

  . the principal amount that will be deemed outstanding of an indenture security issued as an indexed security whose terms provide that its principal amount payable at stated maturity may be more or less than principal face amount at original issuance will be deemed to be its principal face amount at original issuance (Section 101).

                    Denominations, Registration and Transfer

    Debt securities of a series may be issuable solely as registered securities, solely as bearer securities or as both registered securities and bearer securities. The indenture also provides that debt securities of a series may be issuable in global form. Unless otherwise indicated in the prospectus supplement, bearer securities will have interest coupons attached (Sections 201, 203).

    Unless otherwise provided in the prospectus supplement:

  . registered securities denominated in U.S. dollars, other than registered securities issued in global form, will be issued in denominations of $1,000 and integral multiples of $1,000;

  . registered securities issued in global form may be issued in any denomination;

  . bearer securities denominated in U.S. dollars, other than bearer securities issued in global form, will be issued in denominations of $5,000; and

  . bearer securities issued in global form may be issued in any denomination (Section 302).

    Registered securities of any series will be exchangeable for other registered securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. If provided in the prospectus supplement, bearer securities, with all unmatured coupons, except as provided in the following sentence, and all matured coupons in default, of a particular series may be converted into registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Bearer securities surrendered in a permitted exchange for registered securities during the period (1) on and from a regular record date and before the opening of business at the appropriate office or agency on the relevant interest payment date or (2) on and from a special record date and before the opening of business at the appropriate office or agency on the related proposed date for payment of defaulted interest, will be surrendered without the coupon relating to that interest payment date or proposed date for payment of interest. Interest to be paid on that interest payment date or proposed date of payment will not be payable in respect of the registered security issued in exchange for the bearer security. Instead, the interest will be payable only to the holder of the coupon when due in accordance with the terms of the indenture. Unless otherwise specified in the prospectus supplement, bearer securities will not be issued in exchange for registered securities (Section
305).

    Debt securities may be presented for exchange or conversion as provided above, and registered securities may be presented for registration of transfer, at the corporate trust office of the trustee or at the office of any transfer agent designated by UTC for this purpose with respect to any series of debt securities and referred to in the prospectus supplement. Registered securities presented for registration of transfer must be presented with a duly executed form of transfer. Each registered security will specify the proper form of transfer. No service charge will be made for any transfer or exchange of the debt securities, but UTC may require payment of a sum to cover any tax or other governmental charge payable in connection with the transfer or exchange (Section 305). Any transfer, conversion or exchange will be effected if the trustee or transfer agent, as the case may be, is satisfied with the documents of title and identity of the person making the request. If a prospectus supplement refers to any transfer agents initially designated by UTC with respect to any series of debt securities in addition to the trustee, UTC may at any time rescind the designation of any of these transfer agents or approve a change in the location through which any of these transfer agents acts, except that:

  . if debt securities of a series are issuable solely as registered securities, UTC will be required to maintain a transfer agent in each place of payment for that series; and

  . if debt securities of a series may be issuable as both registered securities and as bearer securities, UTC will be required to maintain a transfer agent in a place of payment for that series located outside the United States, in addition to the trustee.

UTC may at any time designate additional transfer agents with respect to any series of debt securities (Section 1002).

    If debt securities of any series are redeemed in part, UTC will not be required to:

  . issue, register the transfer of, exchange or convert debt securities of any series during a period beginning at the opening of business 15 days before any debt securities of that series are selected to be redeemed and ending at the close of business on:

      (a) if debt securities of the series are issuable only as registered securities, the day of mailing of the relevant notice of redemption;

      (b) if debt securities of the series are issuable as bearer securities, the day of the first publication of the relevant notice of redemption; or

      (c) if debt securities of the series are also issuable as registered securities and there is no publication, the mailing of the relevant notice of redemption; or

  . register the transfer of or exchange any portion of any registered security called for redemption, except the unredeemed portion of any registered security being redeemed in part; or

  . exchange any bearer security called for redemption, except to exchange the bearer security for a registered security of that series and like tenor which is simultaneously surrendered for redemption (Section
      305).

                      Payment, Paying Agents and Exchange
                                  Rate Agents

    Unless otherwise provided in the prospectus supplement, principal, premium, if any, and interest, if any, on bearer securities will be payable, subject to any applicable laws and regulations, at the offices of one or more paying agents outside the United States as UTC may designate from time to time (Section 1002). At the option of the holder, payment on bearer securities also may be made by transfer to an account maintained by the payee with a bank located outside the United States (Section 307). Unless otherwise provided in the prospectus supplement, payment of interest on any bearer securities on or before maturity will be made only against surrender of the individual coupons for the interest installments as the coupons mature (Section 1001). Unless otherwise provided in the prospectus supplement, no payment with respect to any bearer security will be made at any office or agency of UTC in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. However, payments of principal, premium, if any, and interest, if any, on bearer securities payable in dollars will be made at the office of UTC's paying agent in The City of New York if, but only if, payment of the full amount of principal, premium, if any, and interest, if any, in dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions (Section 1002).

    Unless otherwise provided in the prospectus supplement, principal, premium, if any, and interest, if any, on registered securities will be payable at any office or agency to be maintained by UTC in The City of New York, except that at the option of UTC interest may be paid:

  . by check mailed to the address of the person entitled to the interest as that address appears in the security register; or

  . by wire transfer to an account maintained by the person entitled to the interest as specified in the security register (Sections 307 and 1002).

Unless otherwise provided in the prospectus supplement, payment of any installments of interest on any registered security will be made to the person in whose name the registered security is registered at the close of business on the regular record date for interest (Section 307).

    Any paying agent in the United States and any paying agent outside the United States initially designated by UTC for the debt securities will be named in the prospectus supplement. UTC may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. However:

  . if debt securities of a series are issuable only as registered securities, UTC will be required to maintain a paying agent in each place of payment for that series;

  . if debt securities of a series are also issuable as bearer securities, UTC will be required to maintain:

      (a) a paying agent in The City of New York for payments with respect to any registered securities of that series and for payments with respect to bearer securities of that series in the limited circumstances described above, but not otherwise; and

      (b) a paying agent in a place of payment located outside the United States where debt securities of that series and any coupons appertaining to the securities may be presented and surrendered for payment; and

  . if the debt securities of a series are listed on the Luxembourg Stock Exchange or any other stock exchange located outside the United States and that stock exchange so requires, UTC will maintain a paying agent in Luxembourg or any other required city located outside the United States, as the case may be, for the debt securities of that series (Section 1002).

    Unless otherwise provided in the prospectus supplement, UTC will maintain with respect to any series of debt securities denominated or payable in one or more foreign currencies, currency units or composite currencies, one or more exchange rate agents to make the foreign exchange determinations as are or may be specified in this prospectus and the prospectus supplement (Sections 313 and 1002).

    All moneys paid by UTC to the trustee or a paying agent for the payment of principal, premium, if any, or interest, if any, on any debt security which remains unclaimed at the end of two years after the principal, premium or interest becomes due and payable will be repaid to UTC, and the holder of the debt security or any related coupon will thereafter look only to UTC for payment of these amounts (Section 1003).

     The Indenture Does Not Limit UTC's Indebtedness, Prevent Dividends or
               Generally Prevent Highly Leveraged Transactions.

    The indenture does not

  . limit the amount of unsecured indebtedness which UTC or any subsidiary may incur; or

  . limit the payment of dividends by UTC or its acquisition of any of its equity securities.

    When we say "subsidiary", we mean any corporation of which at the time of determination UTC, directly and/or indirectly through one or more subsidiaries, owns more than 50% of the shares of voting stock (Section 101).

    Except as may be included in a supplemental indenture covering a specific series of offered debt securities and described in the related prospectus supplement and except for the covenants described below under "--Liens", "-- Sales and Leasebacks" and "--Restriction on Merger and Sales of Assets", there are no covenants or any other provisions which may afford holders of debt securities protection in the event of a highly leveraged transaction which may or may not result in a change of control of UTC.

                                     Liens

    So long as any debt securities are outstanding under the indenture:

  . UTC will not itself, and will not permit any wholly-owned domestic manufacturing subsidiary to, create, incur, issue or assume any debt secured by any lien on any principal property owned by UTC or any wholly-owned domestic manufacturing subsidiary; and

  . UTC will not itself, and will not permit any subsidiary to, create, incur, issue or assume any debt secured by any lien on any shares of stock or debt of any wholly-owned domestic manufacturing subsidiary.

    When we say "wholly-owned domestic manufacturing subsidiary" we mean any subsidiary of which, at the time of determination, UTC directly and/or indirectly owns all of the outstanding capital stock (other than directors' qualifying shares) and which, at the time of determination, is primarily engaged in manufacturing, except a subsidiary:

  . which neither transacts any substantial portion of its business nor regularly maintains any substantial portion of its fixed assets within the United States; or

  . which is engaged primarily in the finance business including, without limitation, financing the operations of, or the purchase of products which are products of or incorporate products of, UTC and/or its subsidiaries; or

  . which is primarily engaged in ownership and development of real estate, construction of buildings, or related activities, or a combination of the foregoing (Section 101).

    When we say "debt", we mean notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (Section 1008).

    When we say "liens", we mean pledges, mortgages, liens, encumbrances and other security interests (Section 1008).

    When we say "principal property", we mean any manufacturing plant or warehouse, together with the land upon which it is erected and fixtures constituting a part of the manufacturing plant or warehouse, owned by UTC or any wholly-owned domestic manufacturing subsidiary and located in the United States, the gross book value (without deduction of any reserve for depreciation) of which on the date as of which the determination is being made is an amount which exceeds 1% of consolidated net tangible assets, other than any manufacturing plant or warehouse or any portion of the manufacturing plant or warehouse or any fixture:

  .   which is financed by industrial development bonds; or

  . which, in the opinion of the board of directors of UTC, is not of material importance to the total business conducted by UTC and its subsidiaries, taken as a whole (Section 101).

    However, any of the actions described in the first two bullet points under "--Liens" above may be taken if

  .   the indenture securities are equally and ratably secured; or

  . the aggregate principal amount of the secured debt then outstanding plus the attributable debt of UTC and its wholly-owned domestic manufacturing subsidiaries in respect of sale and leaseback transactions described below involving principal properties entered into after the date when UTC first issues securities pursuant to the indenture, other than transactions that are permitted as described in the second bullet point under "--Sales and Leasebacks", would not exceed 10% of consolidated net tangible assets.

    When we say "attributable debt", we mean, as to any particular lease under which any person is at the time liable for a term of more than 12 months, at any date as of which the amount of attributable debt is to be determined, the total net amount of rent required to be paid by the person under the lease during the remaining term of the lease (excluding any subsequent renewal or other extension options held by the lessee and excluding amounts on account of maintenance and repairs, services, taxes and similar charges, and contingent rents), discounted from the respective due dates of the payments under the lease to the date of determination at the rate of fifteen percent (15%) per annum, compounded monthly (Section 101).

    When we say "consolidated net tangible assets", we mean the total amount of assets (less applicable reserves and other properly deductible items) after deducting:

  . all current liabilities, excluding any current liabilities which are by their terms extendible or renewable at the option of the obligor on the liabilities to a time more than 12 months after the time as of which the amount of current liabilities is being computed; and

  . all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent balance sheet of UTC and its consolidated subsidiaries and computed in accordance with generally accepted accounting principles (Section 101).

    This restriction on liens will not apply to debt secured by permitted liens. Therefore, for purposes of this restriction, debt secured by permitted liens will be excluded in computing secured debt. Permitted liens include:

  . liens existing as of the date when UTC first issued securities pursuant to the indenture;

  . liens existing on any property of or shares of stock or debt of any corporation at the time it became or becomes a wholly-owned domestic manufacturing subsidiary, or arising after that time (a) pursuant to contractual commitments entered into before the corporation became a wholly-owned domestic manufacturing subsidiary and (b) otherwise than in connection with the borrowing of money arranged after the corporation became a wholly-owned domestic manufacturing subsidiary;

  . liens on property (including shares of stock or debt of a wholly-owned domestic manufacturing subsidiary) existing at the time of acquisition and certain purchase money or similar liens;

  . liens to secure specified exploration, drilling, development, operation, construction, alteration, repair or improvement costs;

  . liens securing debt owing by a subsidiary to UTC or to a wholly-owned domestic manufacturing subsidiary;

  . liens in connection with legal proceedings or arising in the ordinary course of business and not in connection with the borrowing of money;

  . liens in connection with government contracts, including the assignment of moneys due or to become due on government contracts;

  . materialmen's, carriers', mechanics', workmen's, repairmen's or other like liens which are not overdue or which are being contested in good faith in appropriate proceedings; and

  .   extensions, substitutions, replacements or renewals of the foregoing.

In addition, production payments and other financial arrangements with regard to oil, gas and mineral properties are not deemed to involve liens securing debt (Section 1008).

                             Sales and Leasebacks

    So long as any debt securities are outstanding under the indenture, UTC will not, and will not permit any wholly-owned domestic manufacturing subsidiary to, enter into any sale and leaseback transaction after the date when UTC first issued securities pursuant to the indenture, covering any principal property, which was or is owned or leased by UTC or a wholly-owned domestic manufacturing subsidiary and which has been or is to be sold or transferred more than 120 days after the completion of construction and commencement of full operation of that principal property.

    However, a sale and leaseback transaction of this kind will not be prohibited if

  . attributable debt of UTC and its wholly-owned domestic manufacturing subsidiaries in respect of the sale and leaseback transaction and all other sale and leaseback transactions entered into after the date when UTC first issued securities pursuant to the indenture (other than sale and leaseback transactions that are permitted as described in the next bullet point), plus the aggregate principal amount of debt secured by liens on principal properties then outstanding (not otherwise permitted or excepted) without equally and ratably securing the indenture securities, would not exceed 10% of the consolidated net tangible assets;

  . an amount equal to the greater of the net proceeds of the sale or transfer or the fair market value of the principal property sold or transferred (as determined by UTC) is applied within 120 days to the voluntary retirement of the indenture securities or other indebtedness of UTC (other than indebtedness subordinated to the indenture securities) or indebtedness of a wholly-owned domestic manufacturing subsidiary, for money borrowed, maturing more than 12 months after the voluntary retirement;

  .   the lease is for a temporary period not exceeding three years; or

  . the lease is with UTC or another wholly-owned domestic manufacturing subsidiary (Section 1009).

                   Restriction on Merger and Sales of Assets

    UTC may not consolidate with or merge into any other corporation, or convey, lease or transfer its properties and assets substantially as an entirety to any person, unless all four of the following conditions are satisfied:

  . immediately after the transaction, no event of default (or event which with notice or lapse of time, or both, would be an event of default) with respect to the indenture securities will have happened and be continuing;

  . the corporation formed by the consolidation or into which UTC is merged or the person which will have received the transfer or lease of UTC's properties and assets will assume UTC's obligation for the due and punctual payment of the principal, premium, if any, and interest (including all additional amounts, if any, payable as contemplated by Section 1010 of the indenture, on the indenture securities and the performance and observance of every covenant to be performed by UTC under the indenture, and will be organized under the laws of the United States of America, one of the States thereof or the District of Columbia;

  . if any principal property of UTC or of any wholly-owned domestic manufacturing subsidiary, or any shares of stock or debt of any wholly-owned domestic manufacturing subsidiary, would become subject to any lien, the indenture securities outstanding will be secured, as to that principal property, equally and ratably with or prior to, the debt which upon the transaction would become secured by the lien unless UTC or the wholly-owned domestic manufacturing subsidiary could create the lien under the indenture without equally and ratably securing the indenture securities; and

  . UTC has delivered to the trustee an officer's certificate and opinion of counsel, each stating that the transaction complies with these conditions (Sections 801 and 803).

For the purpose of providing the equal and ratable security referred to in the preceding sentence, the outstanding principal amount of original issue discount securities and indexed securities will mean that amount which would at the time of providing the security be due and payable pursuant to Section 502 of the indenture and the terms of the original issue discount securities and indexed securities upon their acceleration, and the extent of the equal and ratable security will be adjusted, to the extent permitted by law, as and when this amount changes over time pursuant to the terms of such original issue discount securities and indexed securities (Sections 502 and 803). See "--Events of Default" for further information about acceleration of original issue discount securities and indexed securities.

    In the event of any transaction other than a lease described in and complying with the four conditions listed in the immediately preceding paragraph, UTC would be discharged from all obligations and covenants under the indenture and the indenture securities, and could be dissolved and liquidated (Section 802).

                       Defeasance and Covenant Defeasance

    The indenture provides that, if the provisions of Article Fourteen are made applicable without modification to the debt securities of or within any series and any related coupons pursuant to Section 301 of the indenture, UTC may elect either "defeasance" or "covenant defeasance" as described below:

  . "defeasance" means that UTC may elect to defease and be discharged from any and all obligations with respect to the debt securities and any related coupons, except for the obligation to pay additional amounts, if any, upon the occurrence of specified events of tax, assessment or governmental charge with respect to payments on the debt securities and the obligations to register the transfer or exchange of the debt securities and any related coupons, to replace temporary or mutilated, destroyed, lost or stolen debt securities and any related coupons, to maintain an office or agency in respect of the debt securities and any related coupons and to hold moneys for payment in trust;

  . "covenant defeasance" means that UTC may elect to be released from its obligations with respect to the debt securities and any related coupons that are described under "--Liens" and "--Sales and Leasebacks," or, if provided pursuant to Section 301 of the indenture, its obligations with respect to any other covenant, and any omission to comply with these obligations will not constitute a default or an event of default with respect to the debt securities and any related coupons.

To elect either defeasance or covenant defeasance, UTC must irrevocably deposit with the trustee or another qualifying trustee, in trust, an amount, which through the payment of principal and interest in accordance with the terms of the government obligations (as defined in the next paragraph) will provide money in an amount sufficient to pay the principal, premium, if any, and interest on the debt securities and any related coupons, and any mandatory sinking fund or analogous payments on them, on the scheduled due dates for them. This amount must be deposited in the currency, currencies or currency unit in which the debt securities and any related coupons are then specified as payable at stated maturity, and/or government obligations applicable to the debt securities and any related coupons. This applicability will be determined on the basis of the currency or currency unit in which the debt securities are then specified as payable at stated maturity. If so specified in the applicable prospectus supplement, a trust of this kind may only be established if, among other things, UTC has delivered to the trustee an opinion of counsel (as specified in the indenture) to the effect that the holders of the debt securities and any related coupons will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. In the case of defeasance, the opinion of counsel must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after April 1, 1990.

    Unless otherwise specified in the applicable prospectus supplement, "government obligations" means securities which are:

  . direct obligations of the government which issued the currency in which the debt securities are payable; or

  . obligations of a person controlled or supervised by and acting as an agency or instrumentality of the government which issued the currency in which the debt securities of the applicable series are payable, the payment of which is unconditionally guaranteed by that government, which, in either case, are full faith and credit obligations of that government payable in that currency and are not callable or redeemable at the option of the issuer of the obligations and will also include specified depository receipts issued by a bank or trust company as custodian with respect to any government obligation of this kind (Section 101 and Article Fourteen).

    Unless otherwise provided in the prospectus supplement, if, after UTC has deposited funds and/or government obligations to effect defeasance with respect to any debt securities:

  . the holder of a debt security is entitled to, and does, elect pursuant to the terms of the debt security to receive payment in a currency or currency unit other than that in which the deposit has been made in respect of the debt security; or

  . the currency or currency unit in which the deposit has been made in respect of the debt security ceases to be used by its government of issuance;

then the indebtedness represented by the debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal, premium, if any, and interest, if any, on the debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of the debt security into the currency or currency unit in which the debt security becomes payable as a result of the holder's election or the government's cessation of usage based on the applicable market exchange rate (as defined in the prospectus supplement relating to the debt security) for that currency or currency unit in effect on the second business day prior to each payment date. If the holder elected to receive payment in a currency other than the currency deposited in trust as described in the first bullet point of this paragraph, the currency deposited in trust will be converted from time to time. However, if there is a cessation of usage of the currency or currency unit by its government of issuance which results in current exchange rates no longer being available, the conversion will be based on the applicable market exchange rate for the currency or currency unit (as nearly as possible) in effect at the time of cessation (Section 1405). Unless otherwise provided in the prospectus supplement, all payments of principal, premium, if any, and interest, if any, on any debt security that is payable in a foreign currency or currency unit that ceases to be used by its government of issuance will be made in U.S. dollars (Section
312).

    If UTC effects covenant defeasance with respect to any debt securities and any related coupons and the debt securities and any related coupons are declared due and payable because of the occurrence of any event of default other than the event of default described in the third bullet point under "-- Events of Default" with respect to Sections 1008 and 1009 of the indenture (which sections would no longer be applicable to the debt securities or any related coupons) or described in the third or fifth bullet point under "-- Events of Default" with respect to any other covenant with respect to which there has been defeasance, the amount of cash and the amounts of principal and interest payable on the government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities and any related coupons at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities and any related coupons at the time of the acceleration resulting from the event of default. However, UTC would remain liable to make payment of the amounts due at the time of acceleration.

    The prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series and any related coupons.

                            Modification and Waiver

    Modifications and amendments of the indenture may be made by UTC and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of outstanding indenture securities which are affected by the modification or amendment. However, the consent of the holder of each indenture security affected by the modification or amendment is required for any modification or amendment that would, among other things:

  . change the stated maturity of principal of, or any installment of interest or premium, if any, on, or change the obligation of UTC to pay any additional amounts as contemplated by Section 1010 of the indenture on, any security;

  . reduce the principal amount of, or the rate of interest on, or any premium payable on redemption of, any security, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity of the original issue discount security or would be provable in bankruptcy;

  . change the place of payment where, or the coin, currency, currencies, currency unit or composite currency in which payment of principal, premium, if any, or interest on any security is payable;

  . impair the right to institute suit for the enforcement of any payment on or with respect to any security;

  . reduce the above stated percentage of holders of indenture securities necessary to modify or amend the indenture or to consent to any waiver under the indenture; or

  .   modify the foregoing requirements (Section 902).

    The holders of at least a majority in aggregate principal amount of outstanding indenture securities may, on behalf of all holders of outstanding indenture securities, waive compliance by UTC with the restrictions described in this prospectus under "--Liens" and "--Sales and Leasebacks" and some of the restrictions described under "--Restriction on Merger and Sales of Assets" and compliance with specified other covenants of UTC contained in the indenture (Section 1011).

    The indenture contains provisions for convening meetings of the holders of indenture securities of a series if indenture securities of that series are issuable as bearer securities (Section 1501). A meeting may be called at any time by the trustee, and also, upon request, by UTC or the holders of at least 10% in principal amount of the indenture securities of that series outstanding. If a meeting is called, notice must be given as provided in the indenture (Section 1502). Except for any consent which must be given by the holder of each indenture security affected by a modification or amendment of the indenture, as described above, any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the indenture securities of that series; provided, however, that any resolution with respect to any consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the indenture securities of a series may be adopted at a meeting or adjourned meeting at which a quorum is present only by the affirmative vote of that specified percentage in principal amount of the indenture securities of that series; and provided further that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the holders of a specified percentage, which is less than a majority in principal amount of indenture securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of that specified percentage in principal amount of the indenture securities of that series. Any resolution passed or decision taken at any meeting of holders of indenture securities of any series duly held in accordance with the indenture will be binding on all holders of indenture securities of that series and the related coupons. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the indenture securities of a series. However, if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the indenture securities of a series, the persons holding or representing that specified percentage in principal amount of the indenture securities of the series will constitute a quorum (Section 1504).

                               Events of Default

    The indenture defines an "event of default" with respect to any series of indenture securities as being any one of the following events:

  . default in the payment of any interest upon any indenture security of the series and any related coupon when due, continued for 30 days;

  . default in the payment of the principal of, or premium, if any, on an indenture security of the series at its maturity;

  . default in the performance of any other covenant of UTC in the indenture, continued for 60 days after written notice as provided in the indenture, other than a covenant included in the indenture solely for the benefit of series of indenture securities other than the series in question or a covenant default the performance of which would be covered by the fifth bullet point below;

  .   specified events in bankruptcy, insolvency or reorganization; and

  . any other event of default provided with respect to indenture securities of the series.

No event of default provided with respect to a particular series of indenture securities, except as to events described in the third and fourth bullet points above, necessarily constitutes an event of default with respect to any other series of indenture securities (Section 501).

    If an event of default described in the first, second or fifth bullet point above with respect to indenture securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding indenture securities of that series may declare the principal amount of all of the indenture securities of that series to be due and payable immediately, or, if the indenture securities of that series are original issue discount securities or indexed securities, the trustee or the same minimum number of holders may declare the portion of the principal amount that is specified in the terms of that series to be due and payable immediately. If an event of default described in the third or fourth bullet point above occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of all the indenture securities then outstanding may declare the principal amount of all of the outstanding indenture securities to be due and payable immediately, or, if any indenture securities are original issue discount securities or indexed securities, the trustee or the same minimum number of holders may declare the portion of the principal amount that is specified in the terms of that series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to outstanding indenture securities of a series (or of all outstanding indenture securities, as the case may be) has been made, but before a judgment or decree for payment of the money has been obtained by the trustee as provided in the indenture, the holders of a majority in principal amount of outstanding indenture securities of that series or of all outstanding indenture securities, as the case may be, may, subject to specified conditions, rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal or specified portion of accelerated principal, with respect to outstanding indenture securities of the series or of all outstanding indenture securities, as the case may be, have been cured or waived as provided in the indenture (Section 502). The indenture also provides that the holders of not less than a majority in principal amount of the outstanding indenture securities of a series or of all outstanding indenture securities, as the case may be, may, subject to specified limitations, waive any past default and its consequences (Section 513). The prospectus supplement relating to any series of debt securities which are original issue discount securities or indexed securities will describe the particular provisions relating to acceleration of a portion of the principal amount of the original issue discount securities or indexed securities upon the occurrence and continuation of an event of default.

    In case an event of default with respect to the indenture securities of a series has occurred and is continuing, the trustee will be obligated to exercise those rights and powers vested in it by the indenture with respect to the series that a prudent man would exercise and to use the same degree of care and skill in their exercise as a prudent man would use under the circumstances in the conduct of his own affairs (Section 601).

    Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default occurs and is continuing, the trustee is under no obligation to exercise any of the rights or powers under the indenture at the request, order or direction of any of the holders unless the holders have offered to the trustee reasonable security or indemnity (Section 603). Subject to these provisions for the indemnification of the trustee and specified limitations contained in the indenture, the holders of a majority in principal amount of the outstanding indenture securities of a series or of all outstanding indenture securities, as the case may be, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee (Section 512).

    UTC will be required to furnish to the trustee annually a statement as to the fulfillment by UTC of all of its obligations under the indenture (Section
1004).

                                 Governing Law

    The indenture and the debt securities will be governed and construed in accordance with the law of the State of New York.

                                    Trustee

    The trustee may resign or be removed with respect to one or more series of indenture securities and a successor trustee may be appointed to act with respect to the series (Section 610). If two or more persons are acting as trustee with respect to different series of indenture securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee (Section 611), and any action described in this prospectus to be taken by the "trustee" may then be taken by each trustee with respect to, and only with respect to, the one or more series of indenture securities for which it is trustee.

                                    Listing

    Unless otherwise provided in the applicable prospectus supplement or any pricing supplement to the prospectus supplement, the debt securities will not be listed on any securities exchange.

                             Foreign Currency Risks

    Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include, without limitation, the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and possible illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved. These risks will be more fully described in the applicable prospectus supplement.

                          DESCRIPTION OF DEBT WARRANTS

    UTC may issue warrants for the purchase of debt securities. Debt warrants may be issued separately or together with debt securities, currency warrants (which are described under "Description of Currency Warrants") or stock-index warrants (which are described under "Description of Stock-Index Warrants").

    The debt warrants are to be issued under debt warrant agreements to be entered into between UTC and one or more banks or trust companies, as debt warrant agent, all as will be set forth in the prospectus supplement relating to the debt warrants being offered by the prospectus supplement. A form of debt warrant agreement, including a form of debt warrant certificate representing the debt warrants, reflecting the alternative provisions that may be included in the debt warrant agreements to be entered into with respect to particular offerings of debt warrants, is incorporated by reference as an exhibit to the registration statement. See "Where You Can Find More Information" for information on how to obtain a copy of the form of debt warrant agreement.

    The following description of the debt warrant agreements and the debt warrant certificates and summaries of some provisions of the debt warrant agreements and the debt warrant certificates do not describe every aspect of the debt warrants and are subject to, and are qualified in their entirety by reference to, all the provisions of the applicable debt warrant agreements and the debt warrant certificates, including definitions of terms used in the debt warrant agreements and not otherwise defined in this prospectus. For example, in this section we use some terms that have been given special meaning in the debt warrant agreements. We also include references in parentheses to some sections of the debt warrant agreements. Whenever we refer to particular sections or defined terms of the debt warrant agreements in this prospectus or in the prospectus supplement, those sections or defined terms are incorporated by reference here or in the prospectus supplement.

    Terms of the Debt Warrants to Be Described in the Prospectus Supplement

    The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement. This description will include:

  .   the initial offering price;

  . the currency or currency unit in which the price for the debt warrants is payable;

  . the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

  . the title and terms of any related debt securities with which the debt warrants are issued and the number of the debt warrants issued with each debt security;

  . the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

  . the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

  . the date on which the right to exercise the debt warrants will commence and the date on which this right will expire;

  . if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;

  . whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered; and

  .   any other terms of the debt warrants.

    Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement (Section 3.01). Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the indenture (Section 4.01).

                           Exercise of Debt Warrants

    Unless otherwise provided in the related prospectus supplement, each debt warrant will entitle the holder of debt warrants to purchase for cash the principal amount of debt securities at the exercise price that will in each case be set forth in, or be determinable as set forth in, the related prospectus supplement (Sections 2.01 and 2.03). Debt warrants may be exercised at any time up to the close of business on the expiration date specified in the prospectus supplement relating to the debt warrants. After the close of business on the expiration date or any later date to which the expiration date may be extended by UTC, unexercised debt warrants will become void (Section 2.02).

    Debt warrants may be exercised as set forth in the prospectus supplement relating to the debt warrants. Upon receipt of payment and the debt warrant certificate properly completed and duly executed at the corporate trust office of the debt warrant agent or any other office indicated in the prospectus supplement, UTC will, as soon as practicable, forward the debt securities purchasable upon exercise of the debt warrants to the person entitled to them. If fewer than all of the debt warrants represented by the debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining amount of debt warrants (Section 2.03).

    If you hold your interest in a debt warrant indirectly, you should check with the institution through which you hold your interest in the debt warrant to determine how these provisions will apply to you. See "Legal Ownership" for a general description of the procedures and rights applicable to indirect owners of debt warrants.

                                 Modifications

    The debt warrant agreement may be amended by UTC and the debt warrant agent, without the consent of the holder of any debt warrant certificate, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained in the debt warrant agreement, or making any provisions in regard to matters or questions arising under the debt warrant agreement that UTC may deem necessary or desirable; provided that the amendment may not adversely affect the interest of the holders of debt warrant certificates in any material respect (Section 6.03). UTC and the debt warrant agent also may modify or amend the debt warrant agreement and the terms of the debt warrants, with the consent of the owners of not less than a majority in number of the then outstanding unexercised debt warrants affected. However, any modification or amendment that increases the exercise price, shortens the period of time during which the debt warrants may be exercised or otherwise materially and adversely affects the exercise rights of the owners of the debt warrants or reduces the number of debt warrants the consent of whose owners is required for modification or amendment of the debt warrant agreement or the terms of the debt warrants may be made only with the consent of the owners affected by the modification or amendment.

               Merger, Consolidation, Sale or Other Dispositions

    Under the debt warrant agreement, UTC may, to the extent permitted in the indenture, consolidate with, or sell or convey all or substantially all of its assets to, or merge with or into, any other corporation. If at any time there is a merger, consolidation, sale, transfer, conveyance or other disposition of substantially all of the assets of UTC, the successor or assuming corporation will succeed to and be substituted for UTC, with the same effect as if it had been named in the debt warrant agreement and in the debt warrants as UTC. UTC will then be relieved of any further obligation under the debt warrant agreement or under the debt warrants (Sections 6.01 and 6.02).

                    Enforceability of Rights; Governing Law

    The debt warrant agent will act solely as an agent of UTC in connection with the issuance and exercise of debt warrants and will not assume any obligation or relationship of agency or trust for or with any holder of a debt warrant certificate or any owner of a beneficial interest in debt warrants (Section 5.02). The holders of debt warrant certificates, without the consent of the debt warrant agent, the trustee, the holder of any debt securities issued upon exercise of debt warrants or the holder of any other debt warrant certificates, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against UTC suitable to enforce, or otherwise in respect of, their rights to exercise debt warrants evidenced by their debt warrant certificates (Section 4.02). Except as may otherwise be provided in the related prospectus supplement, each issue of debt warrants and the applicable debt warrant agreement will be governed by and construed in accordance with the law of the State of New York (Section 6.07).

                        DESCRIPTION OF CURRENCY WARRANTS

    UTC may issue warrants to receive from UTC the cash value in U.S. dollars of the right to purchase or to sell the foreign currencies or units of two or more foreign currencies that will be designated by UTC at the time of offering. Currency warrants may be issued:

  . in the form of currency put warrants, entitling their owners to receive from UTC the currency warrant cash settlement value (as defined under "Terms of the Currency Warrants to Be Described in the Prospectus

      Supplement" below) in U.S. dollars of the right to sell a specified foreign base currency or currency unit or units for a specified amount of U.S. dollars;

  . in the form of currency call warrants, entitling their owners to receive from UTC the currency warrant cash settlement value in U.S. dollars of the right to purchase a specified amount of a base currency for a specified amount of U.S. dollars; or

  . in any other form that is specified in the related prospectus supplement.

Currency warrants may be issued separately or together with debt securities, debt warrants or stock-index warrants.

    A currency warrant will be settled only in U.S. dollars and accordingly will not require or entitle an owner to sell, deliver, purchase or take delivery of any other currency or currency unit.

    The currency warrants are to be issued under currency warrant agreements to be entered into between UTC and one or more banks or trust companies, as currency warrant agents, all as will be described in the prospectus supplement relating to the currency warrants being offered by the prospectus supplement. A form of currency warrant agreement, including a form of currency warrant certificate representing the currency warrants, is incorporated by reference as an exhibit to the registration statement. See "Where You Can Find More Information" for information on how to obtain a copy of the form of currency warrant agreement.

    The following description of the currency warrant agreements and the currency warrant certificates and summaries of some provisions of the currency warrant agreements and the currency warrant certificates do not describe every aspect of the currency warrants and are subject to, and are qualified in their entirety by reference to, all the provisions of the applicable currency warrant agreements and the currency warrant certificates, including definitions of terms used in the currency warrant agreements and not otherwise defined in this prospectus. For example, in this section we use some terms that have been given special meaning in the currency warrant agreements. We also include references in parentheses to some sections of the currency warrant agreements. Whenever we refer to particular sections or defined terms of the currency warrant agreements in this prospectus or in the prospectus supplement, those sections or defined terms are incorporated by reference here or in the prospectus supplement.

  Terms of the Currency Warrants to Be Described in the Prospectus Supplement

    The particular terms of each issue of currency warrants, the currency warrant agreement relating to the currency warrants and the currency warrant certificates representing the currency warrants will be described in the applicable prospectus supplement. This description will include:

  .   the aggregate amount of the currency warrants;

  .   the initial offering price;

  . whether the currency warrants shall be currency put warrants, currency call warrants, or otherwise;

  . the formula for determining the currency warrant cash settlement value, if applicable, of each currency warrant;

  . the procedures and conditions relating to the exercise of the currency warrants;

  . the circumstances which will cause the currency warrants to be deemed to be automatically exercised;

  . any minimum number of currency warrants which must be exercised at any one time, other than upon automatic exercise;

  . the date on which the right to exercise the currency warrants will commence and the date on which the right will expire;

  .   the identity of the currency warrant agent;

  . if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the currency warrants; and

  .   any other terms of the currency warrants.

    If the currency warrants are to be offered either in the form of currency put warrants or currency call warrants, an owner will receive a cash payment upon exercise only if the currency warrants have a cash settlement value in excess of zero at that time. The spot exchange rate of the applicable base currency, as compared to the U.S. dollar upon exercise, will determine, together with the strike price, whether the currency warrants have a cash settlement value on any given day prior to their expiration. The strike price for a currency warrant will be the amount of the base currency that the holder has the right to sell, in the case of a currency put warrant, or purchase, in the case of a currency call warrant, in exchange for one U.S. dollar. The currency warrants are expected to be "out-of-the-money" (i.e., the cash settlement value will be zero) when initially sold and will be "in-the-money" (i.e., their cash settlement value will exceed zero) if, in the case of currency put warrants, the base currency depreciates against the U.S. dollar to the extent that one U.S. dollar is worth more than the strike price or, in the case of currency call warrants, the base currency appreciates against the U.S. dollar to the extent that one U.S. dollar is worth less than the strike price. The "exercise date" of the currency warrants will be defined in the applicable prospectus supplement. "Cash settlement value" on an exercise date of currency put warrants is an amount which is the greater of:

  .   zero; and

  .   an amount calculated as follows:

     constant - (constant X strike price)
                       spot rate

The cash settlement value on an exercise date of currency call warrants is an amount which is the greater of:

  .   zero; and

  .   an amount calculated as follows:

     (constant X strike price) - constant
              spot rate

The constant will be a specified fixed amount, for example, 50. The spot rate means the spot exchange rate of the base currency for U.S. dollars on the exercise date.

                      Book-Entry Procedures and Settlement

    Except as may otherwise be provided in the related prospectus supplement, each issue of currency warrants will be issued in book-entry form and represented by a single global currency warrant certificate, registered in the name of a depositary or its nominees. The cash settlement value on exercise of a currency warrant will be paid by the currency warrant agent to the depositary or to a depositary participant. See "Legal Ownership" for a further description of book-entry issuance and other important matters relating to the currency warrants.

                         Exercise of Currency Warrants

    Unless otherwise provided in the related prospectus supplement, each currency warrant will entitle the beneficial owner to the cash settlement value of the currency warrant on the applicable exercise date, in each case as these terms will further be defined in the related prospectus supplement (Section 2.02). If not exercised prior to 3:00 p.m., New York City time, on the fifth business day preceding the expiration date, currency warrants will be deemed automatically exercised on the expiration date (Section 2.03). Currency warrants may also be deemed to be automatically exercised if they are delisted. Procedures for exercise of the currency warrants will be set out in the related prospectus supplement. In addition, if you hold your interest in a currency warrant indirectly, either because it has been issued in global form or because you otherwise hold it in street name, you should check with the institution through which you hold your interest in the currency warrant to determine how these provisions will apply to you. See "Legal Ownership" for a general description of the procedures and rights that may be applicable to indirect owners of currency warrants.

                                    Listing

    Unless otherwise provided in the related prospectus supplement, each issue of currency warrants will be listed on a national securities exchange as specified in the prospectus supplement, subject only to official notice of issuance, as a pre-condition to the sale of any of the currency warrants. If the currency warrants are delisted from, or permanently suspended from trading on, that exchange, and, at or before the delisting or suspension, the currency warrants have not been listed on another national securities exchange, currency warrants not previously exercised will be deemed automatically exercised on the date the delisting or permanent trading suspension becomes effective (Section 2.03). The cash settlement value to be paid if the currency warrants are thus deemed automatically exercised will be as described in the related prospectus supplement. UTC will notify holders of currency warrants as soon as practicable of the delisting or permanent trading suspension. The applicable currency warrant agreement will contain a covenant of UTC not to seek delisting of the currency warrants from, or permanent suspension of their trading on, the exchange on which they are listed (Section 2.04).

                                 Modifications

    The currency warrant agreement and the terms of the currency warrants may be amended by UTC and the currency warrant agent, without the consent of the beneficial owners or the registered holder, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained in the currency warrant agreement and the terms of the currency warrants, or in any other manner which UTC may deem necessary or desirable and which will not adversely affect the interests of the beneficial owners (Section 6.01).

    UTC and the currency warrant agent also may modify or amend the currency warrant agreement and the terms of the currency warrants with the consent of the owners of not less than a majority in number of the then outstanding unexercised currency warrants affected, provided that no modification or amendment that increases the strike price in the case of a currency put warrant, decreases the strike price in the case of a currency call warrant, shortens the period of time during which the currency warrants may be exercised or otherwise materially and adversely affects the exercise rights of the owners of the currency warrants or reduces the number of outstanding currency warrants the consent of whose owners is required for modification or amendment of the currency warrant agreement or the terms of the currency warrants may be made without the consent of the owners affected by the modification or amendment (Section 6.01).

               Merger, Consolidation, Sale or Other Dispositions

    If at any time there is a merger, consolidation, sale, transfer, conveyance or other disposition of substantially all of the assets of UTC, then the successor or assuming corporation will succeed to and be substituted for UTC, with the same effect as if it had been named in the currency warrant agreement and in the currency warrants as UTC. UTC will then be relieved of any further obligation under the currency warrant agreement or under the currency warrants, and UTC as the predecessor corporation may then or at any later time be dissolved, wound up or liquidated (Section 3.02).

               Enforceability of Rights by Owners; Governing Law

    The currency warrant agent will act solely as an agent of UTC in connection with the issuance and exercise of currency warrants and will not assume any obligation or relationship of agency or trust for or with any owner of a beneficial interest in currency warrants or with the registered holder of the currency warrants (Section 5.02). The currency warrant agent will have no duty or responsibility in case of any default by UTC in the performance of its obligations under the currency warrant agreement or currency warrant certificate including, without limitation, any duty or responsibility to initiate any proceedings at law or otherwise or to make any demand upon UTC (Section 5.02). Owners may, without the consent of the currency warrant agent, enforce by appropriate legal action, on their own behalf, their right to exercise, and to receive payment for, their currency warrants (Section 3.01). Except as may otherwise be provided in the applicable prospectus supplement, each issue of currency warrants and the applicable currency warrant agreement will be governed by and construed in accordance with the law of the State of New York (Section 6.05).

                Risk Factors Relating to the Currency Warrants

    The currency warrants may entail significant risks. These risks include, without limitation, the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls, possible illiquidity in the secondary market and the risk that the currency warrants will expire worthless. These risks will vary depending on the particular terms of the currency warrants and will be more fully described in the related prospectus supplement.

                      DESCRIPTION OF STOCK-INDEX WARRANTS

    UTC may issue warrants entitling the owners of the warrants to receive, upon exercise, an amount in cash determined by reference to decreases or increases in the level of a specified stock index which may be based on one or more U.S. or foreign stocks or a combination of U.S. or foreign stocks. Stock-index warrants may be issued:

  . in the form of stock-index put warrants, entitling their owners to receive from UTC the stock-index cash settlement value in cash in U.S. dollars, which amount will be determined by reference to the amount, if any, by which the exercise price exceeds the index value at the time of exercise; and

  . in the form of stock-index call warrants, entitling their owners to receive from UTC the stock-index cash settlement value in cash in U.S. dollars, which amount will be determined by reference to the amount, if any, by which the index value at the time of exercise exceeds the exercise price.

  The "stock-index cash settlement value", the "exercise price" and the "index value" will be defined in the applicable prospectus supplement. Stock-index warrants may be issued separately or together with debt securities, debt warrants or currency warrants.

    The prospectus supplement for an issue of stock-index warrants will set forth the formula by which the stock-index cash settlement value will be determined, including any multipliers, if applicable. In addition, if so specified in the related prospectus supplement, following the occurrence of a market disruption event (as defined in the prospectus supplement), the stock-index cash settlement value may be determined on a different basis than upon normal exercise of a stock-index warrant. Unless otherwise indicated in the related prospectus supplement, a stock-index warrant will be settled only in cash in U.S. dollars, which is the only permissible method of settlement under exchange rules currently approved by the SEC. Accordingly, a stock-index warrant will not require or entitle an owner to sell, deliver, purchase or take delivery of any shares of any underlying stock or any other securities. The owners will not be entitled to any of the rights of the holders of any underlying stock.

    The stock-index warrants are to be issued under stock-index warrant agreements to be entered into between UTC and one or more banks or trust companies, as stock-index warrant agents, all as will be described in the prospectus supplement relating to the stock-index warrants being offered by the prospectus supplement. A form of stock-index warrant agreement, including a form of stock-index warrant certificate, is incorporated by reference as an exhibit to the registration statement. See "Where You Can Find More Information" for information on how to obtain a copy of the form of stock-index warrant agreement.

    The following description of the stock-index warrant agreements and the stock-index warrant certificates and summaries of some provisions of the stock-index warrants and the stock-index warrant certificates do not describe every aspect of the stock-index warrants and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable stock-index warrant agreements and the stock-index warrant certificates, including definitions of terms used in the stock-index warrant agreements and not otherwise defined in this prospectus. For example, in this section we use some terms that have been given special meaning in the stock-index warrant agreements. We also include references in parentheses to some sections of the stock-index warrant agreements. Whenever we refer to particular sections or defined terms of the stock-index warrant agreements in this prospectus or in the prospectus supplement, those sections or defined terms are incorporated by reference here or in the prospectus supplement.

Terms of the Stock-Index Warrants to Be Described in the Prospectus Supplement

    The particular terms of each issue of stock-index warrants, the stock-index warrant agreement relating to the stock-index warrants and the stock-index warrant certificate representing the stock-index warrants will be described in the applicable prospectus supplement. This description will include:

  .   the aggregate amount of the stock-index warrants;

  .   the initial offering price of the stock-index warrants;

  . the stock index for the stock-index warrants, which may be based on one or more U.S. or foreign stocks or a combination of U.S. or foreign stocks and may be a preexisting U.S. or foreign stock index compiled and published by a third party or an index based on one or more underlying stock or stocks selected by UTC solely in connection with the issuance of the stock-index warrants, and specified information regarding the stock index and the underlying stock or stocks;

  .   whether the stock-index warrants are puts, calls or otherwise;

  . the date on which the right to exercise the stock-index warrants commences and the date on which this right expires;

  .   the manner in which the stock-index warrants may be exercised;

  . the minimum number, if any, of the stock-index warrants exercisable at any one time;

  . the maximum number, if any, of the stock-index warrants that may, subject to UTC's election, be exercised by all owners (or by any person or entity) on any day;

  . any provisions for the automatic exercise of the stock-index warrants other than at expiration;

  . the method of providing for a substitute index or otherwise determining the amount payable in connection with the exercise of the stock-index warrants if the stock index changes or ceases to be made available by its publisher, which determination will be made by an independent expert;

  . if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the stock-index warrants;

  . any provisions permitting an owner to condition an exercise notice on the absence of specified changes in the index value after the exercise date; and

  .   any other terms of the stock-index warrants.

                      Book-Entry Procedures and Settlement

    Except as may otherwise be provided in the related prospectus supplement, each issue of stock-index warrants will be issued in book-entry form and represented by a single global stock-index warrant certificate, registered in the name of a depositary or its nominees. The stock-index cash settlement value will be paid by the stock-index warrant agent to the depositary or to a depositary participant. See "Legal Ownership" for a further description of book-entry issuance and other important matters relating to the stock-index warrants.

                        Exercise of Stock-Index Warrants

    Unless otherwise provided in the related prospectus supplement, each stock-index warrant will entitle the owner to the stock-index cash settlement value of the stock-index warrant on the applicable valuation date, in each case as these terms will further be defined in the related prospectus supplement (Section 2.02). If not exercised prior to 3:00 p.m., New York City time, on the stock-index warrant expiration date, stock-index warrants will be deemed automatically exercised on the stock-index warrant expiration date (Section 2.03). Procedures for exercise of the stock-index warrants will be described in the related prospectus supplement. In addition, if you hold your interest in a stock-index warrant indirectly, either because it has been issued in global form or because you otherwise hold it in street name, you should check with the institution through which you hold your interest in the stock-index warrant to determine how these provisions will apply to you. See "Legal Ownership" for a general description of the procedures and rights applicable to indirect holders of stock-index warrants.

                                    Listing

    Unless otherwise provided in the related prospectus supplement, each issue of stock-index warrants will be listed on a national securities exchange, as specified in the related prospectus supplement, subject only to official notice of issuance, as a pre-condition to the sale of any of the stock-index warrants. It may be necessary in certain circumstances for that national securities exchange to obtain the approval of the SEC in connection with any listing of the stock-index warrants. If the stock-index warrants are delisted from, or permanently suspended from trading on, the exchange, and, at or before the delisting or suspension, the stock-index warrants have not been listed on another national securities exchange, stock-index warrants not previously exercised will be deemed automatically exercised on the date the delisting or permanent trading suspension becomes effective (Section 2.03). The stock-index cash settlement value to be paid if the stock-index warrants are then deemed automatically exercised will be described in the related prospectus supplement. UTC will notify holders of stock-index warrants as soon as practicable of the delisting or permanent trading suspension. The applicable stock-index warrant agreement will contain a covenant of UTC not to seek delisting of the stock-index warrants from, or permanent suspension of their trading on the exchange on which they are listed (Section 2.05).

                                 Modifications

    The stock-index warrant agreement and the terms of the stock-index warrants may be amended by UTC and the stock-index warrant agent, without the consent of the beneficial owners or the registered holder, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained in the stock-index warrant agreement and the terms of the stock-index warrants, or in any other manner which UTC may deem necessary or desirable and which will not adversely affect the interests of the owners (Section 6.01).

    UTC and the stock-index warrant agent also may modify or amend the stock-index warrant agreement and the terms of the stock-index warrants, with the consent of the owners of not less than a majority in number of the then outstanding unexercised stock-index warrants affected, provided that no such modification or amendment that increases the exercise price in the case of a stock-index call warrant, decreases the exercise price in the case of a stock-index put warrant, shortens the period of time during which the stock-index warrants may be exercised or otherwise materially and adversely affects the exercise rights of the owners of the stock-index warrants or reduces the number of outstanding stock-index warrants the consent of whose owners is required for modification or amendment of the stock-index warrant agreement or the terms of the stock-index warrants may be made without the consent of the owners affected by the modification or amendment (Section 6.01).

               Merger, Consolidation, Sale or Other Dispositions

    If at any time there is a merger, consolidation, sale, transfer, conveyance or other disposition of substantially all of the assets of UTC, then the successor or assuming corporation will succeed to and be substituted for UTC, with the same effect as if it had been named in the stock-index warrant agreement and in the stock-index warrants as UTC. UTC will then be relieved of any further obligation under the stock-index warrant agreement or under the stock-index warrants, and UTC as the predecessor corporation may then or at any later time be dissolved, wound up or liquidated (Section 3.02).

               Enforceability of Rights by Owners; Governing Law

    The stock-index warrant agent will act solely as an agent of UTC in connection with the issuance and exercise of stock-index warrants and will not assume any obligation or relationship of agency or trust for or with any owner of a beneficial interest in stock-index warrants or with the registered holder of the stock-index warrants (Section 5.02). The stock-index warrant agent will have no duty or responsibility in case of any default by UTC in the performance of its obligations under the stock-index warrant agreement or stock-index warrant certificate including, without limitation, any duty or responsibility to initiate any proceedings at law or otherwise or to make any demand upon UTC (Section 5.02). Owners may, without the consent of the stock-index warrant agent, enforce by appropriate legal action, on their own behalf, their right to exercise, and to receive payment for, their stock-index warrants (Section 3.01). Except as may otherwise be provided in the applicable prospectus supplement, each issue of stock-index warrants and the applicable stock-index warrant agreement will be governed by and construed in accordance with the law of the State of New York (Section 6.05).

               Risk Factors Relating to the Stock-Index Warrants

    The stock-index warrants may entail significant risks. These risks include, without limitation, the possibility of significant fluctuations in the applicable stock index, possible illiquidity in the secondary market and the risk that the stock-index warrants will expire worthless. These risks will vary depending on the particular terms of the stock-index warrants and will be more fully described in the related prospectus supplement.

                              PLAN OF DISTRIBUTION

    UTC may sell the securities described in this prospectus through agents, underwriters or dealers, or directly to a limited number of institutional purchasers or to a single purchaser.

    The accompanying prospectus supplement will identify or describe:

  .   any underwriters, dealers or agents;

  .   their compensation;

  .   the net proceeds to UTC;

  .   the purchase price of the securities;

  .   the initial public offering price of the securities; and

  .   any exchange on which the securities are listed.

                                     Agents

    UTC may designate agents to solicit purchases for the period of their appointment to sell securities on a continuing basis. Unless otherwise indicated in the related prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment.

                                  Underwriters

    If UTC uses underwriters for a sale of securities, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise set forth in the related prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to customary conditions and the underwriters will be obligated to purchase all the securities of the series offered if any of the securities of that series are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

                                  Direct Sales

    UTC may also sell securities directly to one or more purchasers without using underwriters or agents.

    Underwriters, dealers, and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act of 1933, as amended, and any discounts or commissions they receive from UTC and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. UTC may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect of these liabilities. Underwriters, dealers and agents may engage in transactions with or perform services for UTC or its subsidiaries in the ordinary course of their businesses.

                           VALIDITY OF THE SECURITIES

    The validity of the securities described in this prospectus will be passed upon for UTC by Cleary, Gottlieb, Steen & Hamilton, New York, New York and for any underwriters or agents, as the case may be, by Sullivan & Cromwell, New York, New York.

                                    EXPERTS

    The consolidated financial statements of UTC incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 1998, as amended to reflect UT Automotive as a discontinued operation by our Current Report on Form 8-K filed on June 11, 1999, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    Ernst & Young LLP, independent auditors, have audited the consolidated financial statements of Sundstrand Corporation included in Sundstrand Corporation's Annual Report on Form 10-K for the year ended December 31, 1998, as set forth in Ernst & Young LLP's report, which is incorporated in this prospectus by reference to our Current Report on Form 8-K filed with the SEC on June 18, 1999. Sundstrand Corporation's financial statements are so incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

    The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities.

  . Annual Report on Form 10-K for the year ended December 31, 1998, as amended to reflect UT Automotive as a discontinued operation by our Current Report on Form 8-K filed on June 11, 1999.

  .   Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

  . Current Reports on Form 8-K filed with the SEC on February 23, March 19, April 14, May 4, and June 18, 1999.

    You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

    William H. Trachsel
  Senior Vice President, General Counsel and Secretary
    United Technologies Corporation
    Hartford, Connecticut 06101
    (860) 728-7000

    You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these debt securities and warrants in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

  No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell or a solicitation of an offer to buy only the securities it describes, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

                                  -----------

                               TABLE OF CONTENTS

                             Prospectus Supplement

                                                                            Page
                                                                            ----
Forward-Looking Statements.................................................  S-2
Description of Notes.......................................................  S-2
Important Currency Exchange Information.................................... S-25
Foreign Currency Risks..................................................... S-25
United States Tax Considerations........................................... S-27
Supplemental Plan of Distribution.......................................... S-34
Validity of Notes.......................................................... S-35

                                   Prospectus

About this Prospectus......................................................    2
United Technologies........................................................    2
Ratio of Earnings to Fixed Charges.........................................    3
Use of Proceeds............................................................    4
Legal Ownership............................................................    4
Description of Debt Securities.............................................    6
Description of Debt Warrants...............................................   21
Description of Currency Warrants...........................................   23
Description of Stock-Index Warrants........................................   27
Plan of Distribution.......................................................   30
Validity of the Securities.................................................   31
Experts....................................................................   31
Where You Can Find More Information........................................   31



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 $1,000,000,000


                           [LOGO] United Technologies

                          Medium-Term Notes, Series C

                                ---------------

                             PROSPECTUS SUPPLEMENT

                                ---------------


                              Goldman, Sachs & Co.

                              Merrill Lynch & Co.

                              Salomon Smith Barney



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     Filing Fee for Registration Statement........................... $111,200
     Legal Fees and Expenses.........................................  151,000*
     Accounting Fees and Expenses....................................   42,000*
     Trustee's Fees and Expenses (including counsel fees)............    7,500*
     Blue Sky Fees and Expenses......................................    1,100*
     Printing and Engraving Fees.....................................   19,000*
     Rating Agency Fees..............................................   62,000*
     Miscellaneous...................................................   15,000*
                                                                      --------
       Total......................................................... $408,800*
                                                                      ========

--------
*  Estimated.

Item 15. Indemnification of Directors and Officers.

    Section 6.5 of UTC's Bylaws requires UTC to indemnify, to the full extent permitted from time to time under the General Corporation Law of the State of Delaware, each person who is made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director or officer of UTC.

    Section 145 of the Delaware General Corporation Law permits a Delaware corporation to indemnify any person who is or was a party to any actual or threatened legal action, whether criminal, civil, administrative or investigative, by reason of the fact that the person is or was an officer, director or agent of the corporation, or is or was serving at the request of the corporation as a director, officer or agent of another corporation, partnership or other enterprise, against expenses (including attorney's fees), judgments, fines and settlement payments reasonably and actually incurred by him or her in connection with such proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe was unlawful, except that, with respect to any legal action by or in the right of the corporation itself, an officer, director or agent of the corporation is entitled to indemnification only for expenses (including attorney's fees) reasonably and actually incurred, and is not entitled to indemnification in respect of any claim, issue or matter as to which he or she is found liable to the corporation, unless the court determines otherwise.

    As authorized by a resolution of the Board of Directors, UTC has purchased and maintains at its expense on behalf of directors, officers and managerial employees insurance, within certain limits, covering liabilities which may be incurred by them in such capacities.

    Reference is made to the form of Underwriting Agreement incorporated by reference as Exhibit 1 hereto for a description of indemnification arrangements for offerings of debt securities or warrants pursuant thereto.

    Article Ten of the Restated Certificate of Incorporation of UTC provides that a director of UTC shall not be personally liable to UTC or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to UTC or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law for payment of unlawful dividends or unlawful stock repurchases or redemption, or (iv) for any transaction from which the director derived an improper personal benefit.

Item 16. Exhibits.

    1     --Form of Underwriting Agreement (incorporated by reference to
           Exhibit 1 to UTC's Pre-Effective Amendment No. 1 to Registration
           Statement on Form S-3, File No. 333-74195, filed with the Commission on April 14, 1999).

    4(a)  --Indenture, dated as of April 1, 1990, between UTC and The
           Connecticut National Bank, Trustee (incorporated by reference to
           Exhibit 4(a) to UTC's Registration Statement on Form S-3, File No.
           333-74195, filed with the Commission on March 10, 1999).

    4(b)  --Form of Notes (incorporated by reference to Exhibit 4(b) to UTC's
           Registration Statement on Form S-3, File No. 33-40163, filed with the Commission on April 25, 1991).

    4(c)  --Form of Debt Warrant Agreement between UTC and the Debt Warrant
           Agent, including a form of Debt Warrant Certificate (incorporated by reference to Exhibit 4(c) to UTC's Registration Statement on Form S-
           3, File No. 33-40163, filed with the Commission on April 25, 1991).

    4(d)  --Form of Currency Warrant Agreement between UTC and the Currency
           Warrant Agent, including a form of Currency Warrant Certificate
           (incorporated by reference to Exhibit 4(d) to UTC's Registration
           Statement on Form S-3, File No. 33-40163, filed with the Commission on April 25, 1991).

    4(e)  --Form of Stock-Index Warrant Agreement between UTC and the Stock-
           Index Warrant Agent, including a form of Stock-Index Warrant
           Certificate (incorporated by reference to Exhibit 4(e) to UTC's
           Registration Statement on Form S-3, File No. 33-40163, filed with the Commission on April 25, 1991).

    5 --Opinion of Cleary, Gottlieb, Steen & Hamilton as to the validity of the Securities.

    12(a) --Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to UTC's Annual Report on Form 10-K, File
           No. 1-812, for the fiscal year ended December 31, 1998, as amended by UTC's Current Report on Form 8-K, File No. 1-812, filed with the
           Commission on June 11, 1999).

    12(b) --Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to UTC's Quarterly Report on Form 10-Q, File
           No. 1-812, for the quarter ended March 31, 1999).

    12(c) --Computation of Ratio of Earnings to Fixed Charges.

    23(a) --Consent of PricewaterhouseCoopers LLP.

    23(b) --Consent of Ernst & Young LLP.

    23(c) --Consent of Cleary, Gottlieb, Steen & Hamilton (contained in their opinion filed as Exhibit 5 to this Registration Statement).

    24    --Powers of Attorney.

    25    --Form T-1 Statement of Eligibility under the Trust Indenture Act of
           1939 of State Street Bank and Trust Company, as successor to The
           Connecticut National Bank.

Item 17. Undertakings.

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement and post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut, on the 15th day of July, 1999.

                                          United Technologies Corporation

                                                /s/ David J. FitzPatrick
                                          By: _________________________________
                                                    David J. FitzPatrick
                                              Senior Vice President and Chief
                                                     Financial Officer

    Pursuant to the requirements of the Securities Act of 1933, this registration statement and post-effective amendment has been signed below by the following persons in the capacities indicated, on the 15th day of July, 1999.

              Signatures                                   Title
              ----------                                   -----

                  *                    Chairman, Director, President and Chief
______________________________________  Executive Officer
            (George David)

       /s/ David J. FitzPatrick        Senior Vice President and Chief Financial
______________________________________  Officer
        (David J. FitzPatrick)

         /s/ Jay L. Haberland          Vice President--Controller
______________________________________
          (Jay L. Haberland)


                  *
______________________________________
       (Antonia Handler Chayes)

                  *
______________________________________
        (Jean-Pierre Garnier)

______________________________________
        (Pehr G. Gyllenhammar)

                  *                    Director
______________________________________
           (Karl J. Krapek)

                  *
______________________________________
           (Charles R. Lee)

                  *
______________________________________
        (Richard D. McCormick)

              Signatures                                   Title
              ----------                                   -----


______________________________________
          (William J. Perry)

                  *
______________________________________
          (Frank P. Popoff)


                  *
______________________________________
          (Andre Villeneuve)

                  *                    Director
______________________________________
          (Harold A. Wagner)


      /s/ William H. Trachsel
*By _____________________________
       (Attorney-in-Fact)


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